Exhibit 2.1

LIMITED LIABILITY PARTNERSHIP

CONFORMED COPY

UPM-KYMMENE CORPORATION

as Issuer

- and -

CITICORP TRUSTEE COMPANY LIMITED

as Trustee

AMENDED AND RESTATED TRUST DEED

IN RESPECT OF EUR 5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

Schedule 1	TERMS AND CONDITIONS OF THE NOTES	39

Schedule 2	FORMS OF BEARER NOTES	61
Part A	Form Of Temporary Global Note	61
Part B	Form Of Permanent Global Note	74
Part C	Form Of Definitive Note	81
Part D	Forms Of Coupons	85
Part E	Form Of Talon	90
Part F	Form Of Receipt	92

Schedule 3	FORMS OF REGISTERED NOTES	93
Part A	Form Of Unrestricted Global Note Certificate	93
Part B	Form Of Restricted Global Note Certificate	101
Part C	Form Of International Global Note Certificate	110
Part D	Form Of Unrestricted Individual Note Certificate	116
Part E	Form Of Restricted Individual Note Certificate	121
Part F	Form Of International Individual Note Certificate	128

Schedule 4	PROVISIONS FOR MEETINGS OF HOLDERS OF BEARER NOTES AND REGISTERED NOTES	134

THIS AMENDED AND RESTATED TRUST DEED is made on 11 October 2005.

BETWEEN:

(1)	UPM-KYMMENE CORPORATION (the “Issuer”); and

(2)	CITICORP TRUSTEE COMPANY LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)	The Issuer has authorised the establishment of a Global Medium Term Note Programme (the “Programme”) pursuant to which Notes (as defined below) up to a maximum nominal amount from time to time outstanding of EUR5,000,000,000 (or its equivalent in other currencies) (subject to increase as provided in the Dealer Agreement (as defined below)) (the “Programme Limit”) may be issued by the Issuer pursuant to the said Programme.

(B)	In connection with the Programme, the Issuer and the Trustee have entered into an amended and restated trust deed dated 28 June 2004 (the “Current Trust Deed”). The parties hereto wish to amend and restate the Current Trust Deed with effect from the date hereof so as to record certain modifications.

(C)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions. In this Trust Deed the following expressions have the following meanings:

“Affiliate” has the meaning ascribed to it in Rule 405 under the Securities Act;

“Agents” means, in relation to the Notes of any Series, the Principal Paying Agent, the other Paying Agents, the Transfer Agents, the Registrar, the Calculation Agent or any of them;

“Appointee” means any delegate, agent nominee or custodian appointed pursuant to the provisions of this Trust Deed;

“Auditors” means the auditors for the time being of the Issuer, and, if there are joint auditors, means all or any one of such joint auditors or, in the event of any of them being unable or unwilling to carry out any action requested of them pursuant to this Trust Deed, means such other firm of chartered accountants in Finland as may be nominated in writing by the Trustee for the purpose;

“Authorised Signatory” means in relation to the Issuer, any Director or other equivalent senior officer of the Issuer or any other person or persons notified to the Trustee by any such Director or other equivalent senior officer as being an Authorised Signatory pursuant to Clause 6(r) (Authorised Signatories);

“Bearer Note” means a Note issued in bearer form;

“Calculation Agent” means, in relation to any Series of Notes, the institution appointed as calculation agent for the purposes of such Notes and named as such in the relevant Final Terms, in the case of the Principal Paying Agent, pursuant to Clause 15 of the Paying Agency Agreement, in the case of a Dealer, pursuant to Clause 8 of the Dealer Agreement and, in the case of any other institution pursuant to a letter of appointment in, or substantially in, the form set out in Schedule 3 of the Paying Agency Agreement and, in any case, any successor to such institution in its capacity as such;

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg;

“Conditions” means:

(i)	in relation to the Bearer Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Bearer Notes of such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Principal Paying Agent, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Bearer Notes of such Series accordingly;

(ii)	in relation to the Registered Notes of any Series, the terms and conditions to be endorsed on, or incorporated by reference in, the Note Certificates in respect of such Series, in the form set out in Schedule 1 or in such other form, having regard to the terms of the relevant Series, as may be agreed between the Issuer, the Registrar, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to such Series, as any of the same may from time to time be modified in accordance with the provisions of this Trust Deed and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Registered Notes of such Series accordingly;

“Couponholder” means the holder of a Coupon;

“Coupons” means any bearer interest coupons appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 15 and, where the context so permits, the Talons appertaining to the Bearer Notes of such Series;

“Dealers” means any person appointed as a Dealer by the Dealer Agreement and any other person which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement but excluding any entity whose appointment has been terminated in accordance with the terms of the Dealer Agreement and notice of whose termination has been given to the Principal Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Dealer Agreement and references to the “relevant Dealer(s)” mean, in relation to any Note, the Dealer(s) with whom the Issuer has agreed the issue and subscription of such Note;

“Dealer Agreement” means the amended and restated dealer agreement dated 11 October 2005 between the Issuer and the Dealers named therein concerning the subscription of Notes to be issued pursuant to the Programme as amended from time to time or any restatement thereof for the time being in force;

“Definitive Note” means a Bearer Note in definitive form substantially in the form set out in Part C of Schedule 2;

“Director” means any director of the Issuer from time to time;

“DTC” means the Depository Trust Company;

“Dutch Resident” means individuals or legal entities who are established, domiciled or have their residence in The Netherlands

“Euroclear” means Euroclear Bank S.A./N.V. as operator of the Euroclear System;

“Event of Default” means any one of the circumstances described in Condition 13 but, in the case of any of the events mentioned in paragraphs (b) to (f) of Condition 13 (inclusive), and, in relation to any Significant Subsidiary, paragraphs (b) to (h) of Condition 13 (inclusive), only if such event is, pursuant to the provisions of Condition 13, certified by the Trustee to be materially prejudicial to the interests of holders of the Notes of the relevant Series;

“Exemption Regulation Notes” means any Notes (including rights representing an interest in a Note in global form) issued by the Issuer (other than High Denomination Notes) in respect of which the offer, issue and sale to Dutch Residents has not been excluded;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“Final Terms” has the meaning ascribed to it in the Dealer Agreement;

“Fixed Rate Note” means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or dates in each year and on redemption or on such other dates as may be agreed between the Issuer, and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Floating Rate Note” means a Note on which interest is calculated at a floating rate payable at intervals of one, two, three, six or twelve months or at such other intervals as may be agreed between the Issuer, and the relevant Dealer(s) (as indicated in the applicable Final Terms);

“Global Note” means, in relation to any Series, any Temporary Global Note and/or Permanent Global Note issued or to be issued pursuant to Clause 4.1 (Global Notes);

“Global Note Certificate” means, in relation to any Series, any Unrestricted Global Note Certificate or Restricted Global Note Certificate or International Global Note Certificate in or substantially in the form set out in Part A, Part B and Part C (respectively) of Schedule 3 issued pursuant to Clause 4.2 (Global Note Certificates);

“High Denomination Notes” means any Notes (including rights representing an interest in a Note in global form) issued by the Issuer in respect of which the offer, issue and sale to Dutch Residents has not been excluded or which meet all of the following criteria:

(iii)	such Notes have a denomination of at least euro 100,000 (or its equivalent in any other currency) each; and

(iv)	such Notes are deposited on their issue date with a clearing system that is established in a European Economic Area member state, the United States, Japan, Australia, Canada or Switzerland in which securities can only be held through a licensed bank or securities firm or directly by a member of such clearing system qualifying as a professional market party within the meaning of the Exemption Regulation ; and

(v)	on the issue date of such Notes the Issuer is not reasonably able to identify the holders thereof (other than the Dealer(s) subscribing for such Notes from such Issuer who on such date must qualify as a professional market party identified as such by the Issuer in accordance with the Dutch Central Bank’s (De Nederlandsche Bank) 2005 policy rules pursuant to the Exemption Regulation (Beleidsregels 2005 kernbegrippen markttoetreding en handhaving Wtk 1992);

“Individual Note Certificate” means, in relation to any Series, any Unrestricted Individual Note Certificate or Restricted Individual Note Certificate or International Individual Note Certificate in or substantially in the form set out in Part D, Part E and Part F (respectively) of Schedule 3;

“Interest Commencement Date” means, in relation to any interest-bearing Note, the date specified in the applicable Final Terms from which such Note bears interest or, if no such date is specified therein, the Issue Date;

“International Global Note Certificate” means, in relation to any Series, an international global note certificate representing the Notes of such Series in the form or substantially in the form set out in Part C of Schedule 3 and bearing the legends required by DTC but not the Rule 144A Legend and issued pursuant to Clause 4.2 (Global Note Certificates);

“International Individual Note Certificate” means, in relation to any Series, an international individual note certificate representing a Noteholder’s entire initial holding of Notes of such Series in the form or substantially in the form set out in Part F of Schedule 3;

“Issue Date” means, in relation to any Note, the date of issue of such Note pursuant to the Dealer Agreement or any other relevant agreement between the Issuer and the relevant Dealer(s);

“Note Certificate” means, in relation to any Series, any Global Note Certificate or Individual Note Certificate and includes any replacement Note Certificate issued pursuant to Condition 15;

“Noteholder” and (in relation to a Note) “holder” means, in the case of a Bearer Note, the bearer of a Note or, in the case of a Registered Note, a person in whose name a Note is registered in the Register (or in the case of joint holders, the first named thereof) save that, for so long as the Notes are represented by a Global Note or Global Note Certificate, each person who has for the time being a particular principal amount of such Notes credited to his securities account in the records of Clearstream, Luxembourg or Euroclear or DTC shall be deemed to be the Noteholder in respect of the principal amount of such Notes for all purposes hereof other than for the purpose of payments in respect thereof, the right to which shall be vested, as against the Issuer, solely in the bearer, in the case of a Bearer Note, or registered holder, in the case of a Registered Note, of such Global Note or Global Note Certificate, as applicable, in accordance with and subject to the terms of this Trust Deed and such Global Note or Global Note Certificate;

“Notes” means the notes of each Series constituted in relation to or by this Trust Deed which shall, in the case of Bearer Notes, be in or substantially in the respective forms set out in Schedule 2 and in the case of Registered Notes, be represented by a Note Certificate in or substantially in the respective forms set out in Schedule 3 or, as the case may be, a specific part of such Schedule and includes any replacement Notes of such Series issued pursuant to Condition 15 and (except for the purposes of Clause 4.1 (Global Notes) and 4.5 (Signature)) each Global Note or Global Note Certificate in respect of such Series for so long as it has not been exchanged in accordance with the terms thereof;

“outstanding” means, in relation to the Notes of any Series, all the Notes of such Series other than:

(a)	those which have been redeemed in accordance with this Trust Deed;

(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee, the Principal Paying Agent or, as the case may be, the Registrar in the manner provided for in the Paying Agency Agreement (and, where appropriate, notice to that effect has been given to the Noteholders in accordance with Condition 21) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 10 and notice of the cancellation of which has been given to the Trustee;

(d)	those which have become void under Condition 14; and

(e)	in the case of Bearer Notes only:

(i)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 15; and

(ii)	(for the purpose only of ascertaining the aggregate nominal amount of Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 15;

provided however that for each of the following purposes, namely:

(A)	the right to attend and vote at any meeting of the holders of Notes of any Series;

(B)	the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clauses 8.1 (Legal Proceedings) and 7.1 (Waiver), Conditions 13 and 19 and Schedule 4; and

(C)	any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the holders of the Notes of any Series or any of them, those Notes (if any) of the relevant Series which are for the time being held by any person (including but not limited to the Issuer, any holding company or Subsidiary of the Issuer) for the benefit of the Issuer, or any Subsidiary of the Issuer shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agency Agreement” means, in relation to the Notes of any Series, the amended and restated agreement dated 11 October 2005 appointing the initial Paying Agents, Transfer Agents the Registrar and the Calculation Agent in relation to such Series and any other agreement for the time being in force appointing Successor paying agents or a Successor registrar or a Successor calculation agent or Successor transfer agents in relation to such Series, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Series;

“Paying Agents” means, in relation to the Notes of any Series, the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor paying agents in relation to such Series at their respective Specified Offices;

“Permanent Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part B of Schedule 2;

“Potential Event of Default” means an event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfilment of any other requirement provided for in Condition 13, become an Event of Default;

“Principal Paying Agent” means, in relation to the Notes of any Series, the institution at its Specified Office initially appointed as issuing and principal paying agent in relation to such Series pursuant to the relative Paying Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Series at its Specified Office;

“Receiptholder” means the holder of a Receipt;

“Receipts” means any bearer principal receipts appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Receipts issued pursuant to Condition 15;

“Register” means the register maintained by the Registrar at its Specified Office;

“Registered Note” means a Note issued in registered form;

“Registrar” means, in relation to the Registered Notes of any Series, the institution at its Specified Office initially appointed as registrar in relation to such Notes pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor registrar in relation to such Notes at its Specified Office;

“Relevant Date” shall have the same meaning as set out in Condition 2;

“repay” includes “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Reserved Matter” has the meaning set out in Schedule 4;

“Restricted Global Note Certificate” means, in relation to any Series, a restricted global note certificate representing the Notes of such Series to be issued pursuant to

Clause 4.2 (Global Note Certificates) in the form or substantially in the form set out in Part B of Schedule 3 and bearing the Rule 144A Legend and any legends required by DTC;

“Restricted Individual Note Certificate” means, in relation to any Series, a restricted individual note certificate representing a Noteholder’s entire holding of Notes of such Series in the form or substantially in the form set out in Part E of Schedule 3 and bearing the Rule 144A Legend;

“Rule 144A Legend” means the transfer restriction legend relating to the Securities Act endorsed on Note Certificates being offered in the United States pursuant to Rule 144A of the Securities Act;

“Securities Act” means the United States Securities Act of 1933, as amended;

“Series” means a Tranche of Notes together with any further Tranche or Tranches of Notes expressed to be consolidated and form a single series with the Notes of the original Tranche and the terms of which are identical (save for the Issue Date, Issue Price and/or the Interest Commencement Date but including as to whether or not the Notes are listed);

“Significant Subsidiary” means, at the relevant time, any Subsidiary that, together with the Subsidiaries of such Subsidiary is or are the owner(s) of more than 10 per cent. of the consolidated assets of the Issuer and its Subsidiaries as at the end of the relevant fiscal year, all as calculated by reference to the consolidated financial statements of the Issuer and its Subsidiaries for such fiscal year;

“Special Conditions” means, in relation to any Series of Notes, the Conditions applicable thereto which are not in the form set out in Schedule 1;

“Specified Office” means, in relation to any Agent in respect of any Series, either the office identified with its name in the Conditions of such Series or any other office notified to any relevant parties pursuant to the Paying Agency Agreement;

“Subsidiary” means, at any particular time, a company which is then directly or indirectly controlled, or more than 50 per cent. of whose issued equity share capital (or the equivalent) is beneficially owned, by the Issuer and/or one or more of its Subsidiaries. For a company to be “controlled” by another means that the other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or the majority of the members of the Board of Directors or other governing body of that company or otherwise controls or has the power to control the affairs and the policies of that company;

“Successor” means, in relation to the Paying Agents, Transfer Agents, Calculation Agent or Registrar such other or further person as may from time to time be appointed pursuant to the Paying Agency Agreement as a Paying Agent, Transfer Agent, Calculation Agent and Registrar;

“Talonholder” means the holder of a Talon;

“Talons” means any bearer talons appertaining to the Bearer Notes of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 15;

“Temporary Global Note” means, in relation to any Series, a Global Note to be issued pursuant to Clause 4.1 (Global Notes) in the form or substantially in the form set out in Part A of Schedule 2;

“this Trust Deed” means this Amended and Restated Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Tranche” means all Notes (whether in global or definitive form) issued pursuant to the Dealer Agreement and this Trust Deed the terms of which are identical in all respects;

“Transfer Agents” means, in relation to the Notes of any Series, the several institutions at their respective Specified Offices initially appointed pursuant to the relative Paying Agency Agreement and/or, if applicable, any Successor transfer agents in relation to such Series at their respective Specified Offices;

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales;

“Unrestricted Global Note Certificate” means, in relation to any Series, an unrestricted global note certificate representing the Notes of such Series to be issued pursuant to Clause 4.2 (Global Note Certificates) in the form or substantially in the form set out in Part A of Schedule 3 and bearing the legends required by DTC but not the Rule 144A Legend;

“Unrestricted Individual Note Certificate” means, in relation to any Series, an unrestricted individual note certificate representing a Noteholder’s entire initial holding of Notes of such Series in the form or substantially in the form set out in Part D of Schedule 3;

“Written Resolution” means, in relation to any Series, a resolution in writing signed by or on behalf of all holders of Notes of such Series who for the time being are entitled to receive notice of a meeting in accordance with the provisions of this Trust Deed whether contained in one document or several documents in like form, each signed by or on behalf of one or more such Noteholders; and

“Zero Coupon Note” means a Note on which no interest is payable.

1.2	Principles of interpretation

In this Trust Deed:

(a)	Statutory modification: any reference to a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(b)	Additional amounts: references to principal and/or interest in respect of the Notes of any Series shall be deemed also to include references to any additional amounts which may be payable under Conditions 10 and 12;

(c)	Relevant Currency: all references in this Trust Deed to the “relevant currency” shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms;

(d)	Euro: references to “EUR” or “euro” shall be construed as references to the single currency which was introduced at the start of the third stage of European Economic and Monetary Union pursuant to the Treaty establishing the European Communities, as amended;

(e)	Tax: references to fees, costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(f)	Enforcement of rights: any reference to an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(g)	Clauses and Schedules: any reference to a Schedule or a Clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause, paragraph or sub-paragraph hereof respectively;

(h)	Clearing systems: references to Euroclear and/or Clearstream, Luxembourg and/or DTC shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee and, in the case of Notes qualifying as High Denomination Notes, with prior clearance from the Dutch Central Bank (De Nederlandsche Bank) as to the selection of such additional or alternative clearing system;

(i)	Trust corporation: any reference to a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and

(j)	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships, words importing the singular number shall include the plural and, in each case, vice versa.

1.3	The Conditions: In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings: The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules: The schedules are part of this Trust Deed and shall have effect accordingly.

1.6	Amendment and Restatement: The Current Trust Deed shall be amended and restated on the terms of this Trust Deed. Any Notes issued on or after the date of this Trust Deed shall be issued pursuant to this Trust Deed. This does not affect any Notes issued prior to the date of this Trust Deed. Subject to such amendment and restatement, the Current Trust Deed shall continue in full force and effect.

2.	AMOUNT AND ISSUE OF THE NOTES

2.1	Amount of the Notes: The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit and for the purpose of determining such aggregate nominal amount the provisions of the Dealer Agreement shall apply.

2.2	Prior to each Issue Date: By not later than 3.00 p.m. (London time) on the fourth business day in London (which for this purpose shall be a day on which commercial banks are open for business in London) preceding each proposed Issue Date, the Issuer shall:

(a)	deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms; and

(b)	notify the Trustee in writing without delay of the Issue Date and the nominal amount of the Notes of the relevant Tranche.

The Trustee shall be deemed to have approved the Final Terms if it has not objected in writing to all or any of the terms thereof within two business days of the Trustee receiving the Final Terms in accordance with this Clause provided however that if no Special Conditions apply to the relevant Tranche or, as the case may be, the relevant Series of Notes, the Trustee shall not be required in any case to approve such Final Terms. In the event that the Trustee indicates as soon as practicable after receipt within such period that it does not approve of the provisions of the Final Terms then the Tranche or, as the case may be, the Series of Notes relating to such Final Terms shall not be issued until such time as the Trustee shall so approve the Final Terms.

2.3	Constitution of Notes: Upon the issue of the Temporary Global Note, in the case of Bearer Notes, or the Note Certificate or Note Certificates, in the case of Registered Notes, initially representing the Notes of any Tranche, such Notes shall become constituted by this Trust Deed without further formality.

2.4	Further legal opinions: Before the first issue of Notes occurring after each anniversary of this Trust Deed, on each occasion when a legal opinion is delivered to a Dealer(s) pursuant to Clause 3.2.10 of the Dealer Agreement and on such other occasions as the Trustee so requests the Issuer will procure at its cost that further legal opinions in such form and with such content as the Trustee may require from the legal advisers specified in the Dealer Agreement or in the relevant jurisdiction approved by the Trustee are delivered to the Trustee, provided however that the Trustee shall not be required to approve the applicable legal opinions if there are no Special Conditions opined upon therein. In each such case, receipt by the Trustee of the relevant opinion shall be a condition precedent to the validity of any issue of Notes pursuant to this Trust Deed.

3.	COVENANT TO REPAY

3.1	Covenant to repay: The Issuer covenants with the Trustee that it shall, as and when the Notes of any Series or any of them become due to be redeemed or any principal on the Notes of any Series or any of them becomes due to be repaid in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in immediately available freely transferable funds in the relevant currency the principal amount of the Notes of such Series or any of them becoming due for payment on that date and shall (subject to the provisions of the Conditions and except in the case of Zero Coupon Notes) until all such payments (after as well as before any judgment or other order of any court of competent jurisdiction) are duly made, unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid on the dates provided for in the Conditions interest on the principal amount (or such other amount as may be specified in the Final Terms) of the Notes or any of them of such Series outstanding from time to time as set out in the Conditions (subject to Clause 3.3 (Interest on Floating Rate Notes following Event of Default)) provided however that:

(a)	every payment of principal or interest in respect of such Notes or any of them made to the Principal Paying Agent or, as the case may be, the Registrar in the manner provided in the Paying Agency Agreement shall satisfy, to the extent of such payment, the relevant covenant by the Issuer contained in this Clause except to the extent that there is default in the subsequent payment thereof to the relevant Noteholders, Receiptholders or Couponholders (as the case may be) in accordance with the Conditions;

(b)	if any payment of principal or interest in respect of such Notes or any of them is made after the due date, payment shall be deemed not to have been made until either the full amount is paid to the relevant Noteholders, Receiptholders or Couponholders (as the case may be) or, if earlier, the fifth day after notice has been given to the relevant Noteholders in accordance with the Conditions that the full amount has been received by the Principal Paying Agent, the Registrar or the Trustee except, in the case of payment to the Principal Paying Agent or, as the case may be, the Registrar, to the extent that there is failure in the subsequent payment to the Noteholders, Receiptholders, or Couponholders (as the case may be) under the Conditions; and

(c)	in any case where payment of the whole or any part of the principal amount due in respect of any Note is improperly withheld or refused upon due presentation of the relevant Note or Receipt (as the case may be) or (if so provided for in the Conditions) the relevant Note Certificate interest shall accrue on the whole or such part of such principal amount (except in the case of Zero Coupon Notes, to which the provisions of Condition 8 shall apply) from the date of such withholding or refusal until the date either on which such principal amount due is paid to the relevant Noteholders or Receiptholders (as the case may be) or, if earlier, the fifth day after which notice is given to the relevant Noteholders in accordance with the Conditions that the full amount payable in respect of the said principal amount is available for collection by the relevant Noteholders or Receiptholders (as the case may be) provided that on further due presentation of the relevant Note or Receipt (as the case may be) or (if so provided for in the Conditions) the relevant Note Certificate such payment is in fact made.

The Trustee will hold the benefit of this covenant and the covenants Clause 5 (Covenant to comply with the Trust Deed) on trust for the Noteholders, Receiptholders and Couponholders in accordance with their respective interests.

3.2	Following an Event of Default: At any time after any Event of Default or Potential Event of Default shall have occurred, the Trustee may:

(a)	by notice in writing to the Issuer, the Principal Paying Agent and the other Agents require the Principal Paying Agent and the other Agents or any of them:

(i)	to act thereafter as Agents of the Trustee under the provisions of this Trust Deed on the terms provided in the Paying Agency Agreement (with consequential amendments as necessary and save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agents shall be limited to amounts for the time being held by the Trustee on the trusts of this Trust Deed in relation to the Notes on the terms of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes, Receipts, Coupons and Note Certificates and all sums, documents and records held by them in respect of Notes, Receipts and Coupons and Note Certificates on behalf of the Trustee; and/or

(ii)	to deliver up all Notes, Receipts, Coupons and Note Certificates and all sums, documents and records held by them in respect of Notes, Receipts and Coupons and Note Certificates to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any document or record which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer to make all subsequent payments in respect of Notes, Receipts, Coupons and Note Certificates to or to the order of the Trustee and, with effect from the issue of any such notice until such notice is withdrawn, proviso (a) to Clause 3.1 (Covenant to repay) and (so far as it concerns payments by the Issuer) Clause 9.5 (Payment to Noteholders, Receiptholders and Couponholders) shall cease to have effect.

3.3	Interest on Floating Rate Notes following Event of Default: If Floating Rate Notes become immediately due and repayable under Condition 13 the rate and/or amount of interest payable in respect of them will be calculated at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period (as defined in the Conditions) during which the Notes become so due and repayable in accordance with Condition 13 (with consequential amendments as necessary) except that the rates of interest need not be published.

3.4	Currency of payments: All payments in respect of, under and in connection with this Trust Deed and the Notes to the relevant Noteholders, Receiptholders and Couponholders shall be made in the relevant currency as required by the Conditions.

3.5	Separate Series: The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, all the provisions of this Trust Deed shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions “Notes”, “Noteholders”, “Receipts”, “Receiptholders”, “Coupons”, “Couponholders”, “Talons” and “Talonholders” shall be construed accordingly.

4.	THE NOTES

4.1	Global Notes:

(a)	The Bearer Notes of each Tranche will initially be together represented by a Temporary Global Note. Each Temporary Global Note shall (save as may be specified in the applicable Final Terms) be exchangeable, in accordance with its terms, for interests in a Permanent Global Note or Definitive Notes and/or (if so specified in the applicable Final Terms) for Registered Notes.

(b)	Each Permanent Global Note shall be exchangeable, in accordance with its terms, for Definitive Notes and/or (if so specified in the applicable Final Terms) for Registered Notes.

(c)	All Global Notes shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear in accordance with the Dealer Agreement or to another depositary for Euroclear or Clearstream, Luxembourg in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, in accordance with the Paying Agency Agreement. The applicable Final Terms shall be annexed to each Global Note. Notes qualifying as High Denomination Notes must always be deposited on their issue date with DTC, Euroclear or Clearstream, Luxembourg, unless prior clearance has been obtained from the Dutch Central Bank (De Nederlandsche Bank) if an alternative clearing system is selected.

4.2	Global Note Certificates:

(a)	The Registered Notes of each Tranche that are registered in the name of a nominee for one or more clearing systems will initially be together represented and evidenced by either an International Global Note Certificate or a Restricted Global Note Certificate and an Unrestricted Global Note Certificate.

(b)	Interests in an International Global Note Certificate or in a Restricted Global Note Certificate and an Unrestricted Global Note Certificate shall be exchangeable, in accordance with their terms, for Individual Note Certificates.

(c)	All Restricted Global Note Certificates and Unrestricted Global Note Certificates shall be prepared, completed and delivered to a custodian for DTC, and all International Global Note Certificates shall be prepared, completed and delivered to a common depositary for Clearstream, Luxembourg and Euroclear, in accordance with the Dealer Agreement and the Paying Agency Agreement. The applicable Final Terms shall be annexed to each Restricted Global Note Certificate, Unrestricted Global Note Certificate and International Global Note Certificate. Notes qualifying as High Denomination Notes must always be deposited on their issue date with DTC, Euroclear or Clearstream, Luxembourg, unless prior clearance has been obtained from the Dutch Central Bank (De Nederlansche Bank) if an alternative clearing system is selected.

(d)	The Registered Notes of each Tranche which are delivered outside any clearing system will be represented by Individual Note Certificates.

4.3	Definitive Notes: Definitive Notes will be security printed in accordance with applicable legal and stock exchange, listing authority and/or quotation system requirements substantially in the form set out in Part C of Schedule 2. Any Coupons, Receipts and Talons will also be security printed in accordance with the same requirements and will be attached to the Definitive Notes at the time of issue. Definitive Notes will be endorsed with the Conditions.

4.4	Individual Note Certificates: Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the form set out in Part D, Part E or Part F (as the case may be) of Schedule 3. Individual Note Certificates will be endorsed with the Conditions.

4.5	Signature: The Global Notes, the Definitive Notes and the Note Certificates will be signed manually or in facsimile by a duly authorised person designated by the Issuer and will be authenticated manually by or on behalf of the Principal Paying Agent or, as the case may be, the Registrar. The Issuer may use the facsimile signature of a person who at the date such signature was originally produced was such a duly authorised person even if at the time of issue of any Global Note, Bearer Note in definitive form or Note Certificate he no longer holds that office. Global Notes, Definitive Notes and Note Certificates so executed and duly authenticated will be binding and valid obligations of the Issuer.

4.6	Master Global Notes and master Note Certificates: Each master Temporary Global Note, master Permanent Global Note, master Individual Note Certificate or master Global Note Certificate, if any, will be signed manually by or on behalf of the Issuer. A master Temporary Global Note, master Permanent Global Note, master Individual Note Certificate or master Global Note Certificate may be used provided that the person(s) whose signature(s) appear thereon were/was an authorised signatory/ies at the date of signing such master Temporary Global Note, master Permanent Global Note, master Individual Note Certificate and master Global Note Certificate notwithstanding that any such person may, for any reason (including death), have ceased to be such authorised signatory at the time of the creation and issue of the relevant Tranche or the issue and delivery of the relevant Note.

4.7	Entitlement to treat holder as owner: The Issuer, the Trustee and any Agent may deem and treat the holder of any Bearer Note, Coupon or Note Certificate as the absolute owner of such Bearer Note, Coupon or Note Certificate, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Bearer Note, Coupon or Note Certificate (whether or not the Note represented by such Bearer Note, Coupon or Note Certificate shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Bearer Note, Coupon or Note Certificate) for all purposes save as otherwise herein provided in relation to any Global Note or Global Note Certificate and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Agent shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes.

5.	COVENANT TO COMPLY WITH THE TRUST DEED

5.1	Covenant to comply with the Trust Deed: The Issuer hereby covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes, the

Receipts and the Coupons are subject to the provisions contained in this Trust Deed, all of which shall be binding upon the Issuer, the Noteholders, the Receiptholders, the Couponholders and all persons claiming through or under them respectively.

5.2	Trustee may enforce Conditions: The Trustee shall itself be entitled to enforce the obligations of the Issuer under the Notes, the Receipts, the Coupons and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Notes.

6.	COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remains outstanding, it will:

(a)	Books of account: at all times keep and procure that all its Significant Subsidiaries keep such books of account as may be necessary to comply with all applicable laws and so as to enable its financial statements to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times during normal business hours and to discuss the same with responsible officers of the Issuer, provided further that the Trustee shall only use information so obtained in connection with the performance of its duties vested in it under this Trust Deed or by operation of law and shall be subject to any limitations on disclosure and duties of confidentiality imposed by law or government authority;

(b)	Event of Default: give notice in writing to the Trustee immediately upon becoming aware of any Event of Default or Potential Event of Default and without waiting for the Trustee to take any further action;

(c)	Certificate of Authorised Signatories: provide to the Trustee within 14 days of any request by the Trustee and annually, on each anniversary of the date of this Trust Deed, a certificate in the English language, signed by two of its Authorised Signatories, certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) it has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Event of Default or Potential Event of Default of which such Authorised Signatories are or should have been aware, or (if such is not the case) specifying the same and the Trustee may, without enquiry, rely on such certificate without any liability for so doing;

(d)	Accounts in relation to Significant Subsidiaries: procure that the Auditors prepare and deliver to the Trustee at the time of issue of every audited consolidated balance sheet of the Issuer and at any other time upon the request of the Trustee, a certificate or report specifying the Significant Subsidiaries at the time of such balance sheet or request;

(e)	Certificate relating to Significant Subsidiaries: give to the Trustee, as soon as reasonably practicable, after the acquisition or disposal of any company which thereby becomes or ceases to be a Significant Subsidiary or after any transfer is made to any Subsidiary which thereby becomes a Significant Subsidiary, a certificate signed by two of its Authorised Signatories to such effect;

(f)	Financial statements: send to the Trustee, to the Principal Paying Agent and the Registrar (if the same are produced) as soon as practicable after their date of publication and in the case of annual financial statements in any event not more than 180 days after the end of each financial year, two copies in the English language of its audited annual balance sheet and profit and loss account and of every balance sheet, profit and loss account, report or other notice, statement or circular, issued to its shareholders and creditors or to holders of securities other than shareholders as soon as practicable after the issue or publication thereof and procure that the same are made available for inspection by Noteholders, Receiptholders and Couponholders at the Specified Offices of the Agents as soon as practicable thereafter;

(g)	Information: so far as permitted by applicable law, at all times give to the Trustee such information as it requires for the performance of its functions;

(h)	Restricted Securities: so far as permitted by applicable law, regulations and any stock exchange requirements and, without prejudice to the foregoing, for so long as any Notes remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, during any period in which it is not subject to the reporting requirements of Section 13 or 15(d) under the U.S. Securities Exchange Act of 1934, as amended, nor exempt from reporting pursuant to Rule 12g3 2(b) thereunder, furnish, upon request, to any holder of such restricted securities, and to any prospective purchaser of such restricted securities designated by such holder in connection with resale of a beneficial interest in such registered securities, the information specified in Rule 144A(d)(4) under the Securities Act;

(i)	Notes held by Issuer: deliver to the Trustee within 14 days of being so requested in writing by the Trustee a certificate of the Issuer (signed on their behalf by two Authorised Signatories) setting out the total number of Notes of each Series which at the date of such certificate are held by or for the benefit of the Issuer, or any of its Subsidiaries and the Trustee may rely upon such certificate without any liability for so doing;

(j)	Execution of further Documents: so far as permitted by applicable law, at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the provisions of this Trust Deed;

(k)	Notices to Noteholders: send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee’s approval, one copy of each notice to be given to the Noteholders in accordance with the Conditions and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

(l)	Notification of non-payment: use its best endeavours to procure that the Principal Paying Agent or, as the case may be, the Registrar notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes, Receipts or Coupons of any Series or any of them receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes, Receipts or Coupons;

(m)	Notification of late payment: in the event of the unconditional payment to the Principal Paying Agent, the Registrar or, as the case may be, the Trustee of any sum due in respect of any of the Notes, the Receipts or the Coupons or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made (unless the Trustee deems the giving of such notice to be unnecessary);

(n)	Notification of redemption or payment: not less than the number of days specified in the relevant Condition prior to the redemption or payment date in respect of any Note, Receipt or Coupon give to the Trustee notice in writing of the amount of such redemption or payment pursuant to the Conditions and duly proceed to redeem or pay such Notes, Receipts or Coupons accordingly;

(o)	Obligations of Agents: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Paying Agency Agreement and procure that the Registrar maintains a Register and notify the Trustee immediately it becomes aware of any material breach or failure by an Agent in relation to the Notes, Receipts or Coupons;

(p)	Change of taxing jurisdiction: if before the Relevant Date for any Note, Receipt or Coupon the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the Republic of Finland (“Finland”) immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter (as soon as practicable thereafter) into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 12 with the substitution for the references therein to Finland or of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, the Issuer shall have become subject as aforesaid, such trust deed also to modify Condition 12 so that such Condition shall make reference to that other or additional territory;

(q)	Listing: at all times use its reasonable endeavours to maintain the admission to listing, trading and/or quotation of the Notes of each Series by the relevant listing authority, stock exchange and/or quotation system (if any) on which they are listed, traded and/or quoted on issue as indicated in the applicable Final Terms or, if it is unable to do so having used its reasonable endeavours or if the maintenance of such admission to listing, trading and/or quotation is agreed by the Trustee to be unduly burdensome or impractical, use all reasonable endeavours to obtain and maintain admission to listing, trading and/or quotation of the Notes on such other listing authority, stock exchange and/or quotation system or securities market(s) as the Issuer may (with the approval of the Trustee) decide and give notice of the identity of such other listing authority, stock exchange and/or quotation system or securities market(s) to the Noteholders;

(r)	Authorised Signatories: upon the execution hereof and thereafter forthwith upon any change of the same, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same;

(s)	Payments: pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder; and

(t)	Notification of amendment to Dealer Agreement: notify the Trustee of any amendment to the Dealer Agreement;

(u)	Acquisition of Rule 144A Notes: not acquire any beneficial interest, and will cause its “affiliates” (as defined in paragraph (a)(1) of Rule 144A under the Securities Act) not to acquire any beneficial interest, in any Registered Note represented by a Note Certificate bearing the Rule 144A Legend unless it notifies the Registrar and the Transfer Agents of such acquisition; and

(v)	Consolidation, Merger and Sale of Assets: give notice in writing to the Trustee immediately upon becoming aware of any transaction contemplated and permitted in accordance with Condition 24, and provide a certificate in the English language, signed by two of its Authorised Signatories, certifying that such transaction is permitted by Condition 24 and shall, if requested by the Trustee, provide the Trustee with any such further information as the Trustee requests, and the Trustee may, without enquiry, rely on such certificate without any liability for so doing.

7.	AMENDMENTS

7.1	Waiver: The Trustee may, without any consent or sanction of the Noteholders, Receiptholders or Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any proposed breach or breach of any of the covenants or provisions contained in this Trust Deed or the Notes, Receipts or Coupons or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders, the Receiptholders and the Couponholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such proposed breach or breach relating to any of the matters the subject of the Reserved Matters.

7.2	Modifications: The Trustee may from time to time and at any time without any consent or sanction of the Noteholders, Receiptholders or Couponholders concur with the Issuer in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters or any provision of this Trust Deed referred to in that specification) or the Notes which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

8.	ENFORCEMENT

8.1	Legal proceedings: At any time after the occurrence of an Event of Default, the Trustee may, at its absolute discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce repayment of the Notes together with accrued interest and to enforce the provisions of this Trust Deed but it shall not be bound to take any such proceedings unless it shall have been so directed by an Extraordinary Resolution or so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes and it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all fees, costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the Notes or this Trust Deed and no Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

8.2	Evidence of default: If the Trustee (or any Noteholder, Receiptholder or Couponholder where entitled under this Trust Deed so to do) makes any claim, institutes any legal proceeding or lodges any proof in a winding up or insolvency of the Issuer under this Trust Deed or under the Notes, proof therein that:

(a)	as regards any specified Note the Issuer has defaulted in paying any principal and/or (where the same is not paid against presentation of a Global Note, Coupon or, if so provided for in the Conditions, Global Note Certificate) interest due in respect of such Note shall (unless the contrary be proved) be sufficient evidence that the Issuer has defaulted in the same manner as regards all other Notes in respect of which a corresponding payment is then due; and

(b)	as regards any specified Coupon the Issuer has defaulted in paying any interest due in respect of such Coupon shall (unless the contrary be proved) be sufficient evidence that the Issuer has defaulted in the same manner as regards all other Coupons in respect of which a corresponding payment is then due; and

(c)	as regards any Talon, the Issuer has defaulted in exchanging such Talon for further Coupons and a further Talon as provided by its terms shall (unless the contrary be proved) be sufficient evidence that the Issuer has defaulted in the same manner as regards all other Talons which are then available for exchange;

and for the purposes of (a) and (b) above a payment shall be a “corresponding” payment notwithstanding that it is due in respect of a Note of a different denomination from that in respect of the above specified Note.

9.	APPLICATION OF MONEYS

9.1	Application of moneys: All moneys received by the Trustee in respect of the Notes of any Series or amounts payable under this Trust Deed will despite any appropriation of all or part of them by the Issuer (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under the Conditions) be held by the Trustee on trust to apply them (subject to Clause 9.3 (Investment of moneys):

(a)	first, in payment or satisfaction of those fees, costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee);

(b)	second, in or towards payment pari passu and rateably of all interest remaining unpaid in respect of the Notes of the relevant Series and all principal moneys due on or in respect of the Notes of that Series provided that where the Notes of more than one Series have become so due and payable, such monies shall be applied as between the amounts outstanding in respect of the different Series pari passu and rateably (except where, in the opinion of the Trustee, such monies are paid in respect of a specific Series or several specific Series, in which event such monies shall be applied solely to the amounts outstanding in respect of that Series or those Series respectively); and

(c)	third, the balance (if any) in payment to the Issuer;

and, without prejudice to the provisions of this Clause, if the Trustee holds any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under the Conditions, the Trustee shall hold such moneys on the above trusts.

9.2	Apportionment of expenses: The Trustee shall apportion the fees, costs, charges, expenses and liabilities incurred by the Trustee in the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee) between the several Series of Notes in such manner and in such amounts as it shall, in its absolute discretion, consider appropriate.

9.3	Investment of moneys: If the amount of the moneys at any time available for payment of principal and interest in respect of the Notes of any Series under Clause 9.1 (Application of moneys) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding, the Trustee may, at its absolute discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, with like absolute discretion, to vary such investments; and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and available for the purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes of such Series then outstanding and such accumulation and funds (after deduction of any taxes and any other deductibles applicable thereto) shall then be applied in the manner aforesaid.

9.4	Authorised Investments: Any moneys which under this Trust Deed may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

9.5	Payment to Noteholders, Receiptholders and Couponholders: Any payment to be made in respect of the Notes, Receipts or Coupons of any Series by the Issuer, the Trustee may be made in the manner provided in the Conditions and any payment so made shall be a good discharge to the extent of such payment to the Issuer, or, the Trustee (as the case may be).

9.6	Production of Notes, Receipts, Coupons and Note Certificates: Upon any payment under Clause 9.5 (Payment to Noteholders, Receiptholders and Couponholders) of principal or interest, the Note, Receipt, Coupon or Note Certificate in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall:

(a)	in respect of a Bearer Note, Receipt or Coupon, (i) in the case of part payment, enface or cause such Paying Agent to enface a memorandum of the amount and date of payment thereon or (ii) in the case of payment in full, cause such Bearer Note, Receipt or Coupon to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation; and

(b)	in respect of a Registered Note, (i) in the case of part payment, require the Registrar to make a notation in the Register of the amount and date of payment or (ii) in the case of payment in full, cause the relevant Note Certificate to be surrendered or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

9.7	Holders of Bearer Notes to be treated as holding all Coupons, Receipts and Talons: Wherever in this Trust Deed the Trustee is required or entitled to exercise a power, trust, authority or discretion under this Trust Deed, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Holder of Bearer Notes is the Holder of all Coupons, Receipts and Talons appertaining to each Bearer Note of which he is the Holder.

10.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

10.1	Reliance on Information

(a)	Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, any of their Subsidiaries or any

Agent) and shall not be responsible for any loss occasioned by so acting or, if applicable, by choosing not to so act; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	Certificate of Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two Authorised Signatories or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss that may be occasioned by its failing so to do;

(c)	Certificate of Auditors or Authorised Signatories: a certificate of the Auditors or signed by two Authorised Signatories that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Significant Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee, the Noteholders, the Receiptholders and the Couponholders and a certificate signed by two Authorised Signatories that in their opinion a transaction is permitted by Condition 24 shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee, the Noteholders, the Receiptholders and the Couponholders;

(d)	Resolution of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or that for any reason the resolution was not valid or binding upon the Noteholders, the Receiptholders and the Couponholders;

(e)	Reliance on certification of clearing system: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer, or any Noteholder, Receiptholder or Couponholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear, Clearstream, Luxembourg, DTC or any other relevant clearing system to the effect that at any particular time or throughout any particular period any particular person is, was or will be shown in its records as having a particular nominal amount of Notes of a particular Series credited to his securities account;

(f)	Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory;

(g)	Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

(h)	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(i)	Notes held by the Issuer: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate of the Issuer under Clause 6(i) (Notes held by Issuer)), that no Notes are for the time being held by or for the benefit of the Issuer or any of its Subsidiaries;

(j)	Forged Notes: the Trustee shall not be liable to the Issuer, or any Noteholder, Receiptholder or Couponholder by reason of having accepted as valid or not having rejected any Bearer Note, Receipt or Coupon as such and subsequently found to be forged or not authentic;

(k)	Entry on the Register: the Trustee shall not be liable to the Issuer, or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

(l)	Events of Default: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default or Potential Event of Default has happened and shall not be obliged to take any action to certify material prejudice under Condition 13 unless it is indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all fees, costs, charges and expenses which may be incurred by it in connection therewith and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default or Potential Event of Default has happened and that the Issuer is observing and performing all the obligations on their part contained in the Notes, Receipts and Coupons and under this Trust Deed and no event has happened as a consequence of which any of the Notes may become repayable;

(m)	Interests of accountholders or participants: so long as any Note is held by or on behalf of Euroclear, Clearstream, Luxembourg or DTC, in considering the interests of Noteholders the Trustee may consider the interests (either individual or by category) of its accountholders as if such accountholders were the holder(s) thereof;

(n)	Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

(o)	Programme Limit: the Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit;

(p)	Trustee not Responsible: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any rating of Notes (where required), any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

(q)	Freedom to Refrain: notwithstanding anything else herein contained, the Trustee may refrain from doing anything which would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency or any state of which would or might otherwise render it liable to any person and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

(r)	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the

Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration as provided for herein) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than the remuneration herein specified) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

10.2	Trustee’s powers and duties:

(a)	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes, Receipts or Coupons is capable of remedy and/or materially prejudicial to the interests of the Noteholders and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Noteholders such certificate shall be conclusive and binding upon the Issuer and the Noteholders, the Receiptholders and the Couponholders;

(b)	Determination of questions: the Trustee as between itself and the Noteholders, the Receiptholders, the Couponholders and the Issuer shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee, the Noteholders, the Receiptholders and the Couponholders;

(c)	Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any loss, fees, costs, damages, expenses or inconveniences that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all fees, costs, charges, damages, expenses and liabilities which it may incur by so doing;

(d)	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

(e)	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee having regard to current rates of exchange, if available, and any rate of exchange, method and date so specified shall be binding on the Issuer, the Noteholders, the Receiptholders and the Couponholders;

(f)	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or Definitive Notes, the exchange of any Permanent Global Note for Definitive Notes, the exchange of any Global Note Certificate for Individual Note Certificates or the delivery of any Note, Receipt, Coupon or Note Certificate to the persons entitled to them;

(g)	Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

(h)	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i)	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of such delegate or sub-delegate and the Trustee shall not be bound to supervise the proceedings and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of any misconduct, omission or default on the part of such delegate or sub-delegate;

(j)	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any document relating to the trust created hereunder and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of any misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer; and

(k)	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder confidential information or other information made available to the Trustee by the Issuer in connection with this Trust Deed and no Noteholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information; and

(l)	Agents following Event of Default: the Trustee shall not be responsible for any misconduct or omission on the part of any Agent of the Trustee under Clause 3.2(a)(i) or be bound to supervise the proceedings or acts of any such person.

10.3	Financial matters:

(a)	Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(b)	Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

(c)	Trustee may enter into financial transactions with the Issuer: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or any of its Subsidiaries (and, in the case of any subscription for, purchase, holding or sale of Notes, subject to compliance with any applicable selling restrictions), or any person or body corporate directly or indirectly associated with the Issuer or any of its Subsidiaries, or from accepting the trusteeship of any other debenture stock, debentures or securities of the Issuer or any of its Subsidiaries or any person or body corporate directly or indirectly associated with the Issuer or any of its Subsidiaries, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, the Receiptholders, the Couponholders, the Issuer or any of its Subsidiaries, or any person or body corporate directly or indirectly associated with the Issuer or any of its Subsidiaries, for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

10.4	Disapplication: Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

10.5	Trustee Liability: Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Paying Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Paying Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

11.	COSTS AND EXPENSES

11.1	Remuneration

(a)	Normal remuneration: The Issuer shall, be responsible for the payment to the Trustee of remuneration for its services as trustee as from the date of this Trust Deed, such remuneration to be at such rate as may from time to time be agreed between the Issuer and the Trustee. Such remuneration shall be payable in advance on each anniversary of the date hereof, the first such payment to be made on the date hereof. Such remuneration shall accrue from day to day and be payable (in priority to payments to the Noteholders, Receiptholders or Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Principal Paying Agent or the Trustee, provided that if upon due presentation (if required pursuant to the Conditions) of any Note or Note Certificate or any cheque, payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue.

(b)	Extra remuneration: In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

(c)	Value added tax: The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under this Trust Deed.

(d)	Failure to agree: In the event of the Trustee and the Issuer failing to agree upon whether such duties as are mentioned in Clause 11.1(b) shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under this Trust Deed, or upon such additional remuneration such matters shall be determined by a merchant bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant bank being payable by the Issuer) and the determination of any such merchant bank shall be final and binding upon the Trustee and the Issuer.

(e)	Expenses: The Issuer shall also pay or discharge all fees, costs, charges and expenses incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, this Trust Deed, including but not limited to legal and travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, this Trust Deed.

(f)	Indemnity: The Issuer shall indemnify the Trustee (i) in respect of all losses, liabilities, taxes, fees, costs and expenses incurred by it or by any Appointee or other person appointed by it to whom any trust, power, authority or discretion may be delegated by it in the execution or purported execution of the trusts, powers, authorities or discretions vested in it by this Trust Deed and (ii) against all liabilities, actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to this

Trust Deed except as a result of the Trustee’s negligence and wilful default and provided further that the indemnity contained in this Clause 11.1(f) shall remain in full force and effect notwithstanding any discharge of this Trust Deed.

(g)	Payment of amounts due: All amounts payable pursuant to Clause 11.1(e) (Expenses) and 11.1(f) (Indemnity) shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at the rate of two per cent. per annum above the base rate from time to time of Citibank, N.A. from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within seven days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

(h)	Discharges: Unless otherwise specifically stated in any discharge of this Trust Deed the provisions of this Clause 11.1 (Remuneration) shall continue in full force and effect notwithstanding such discharge.

(i)	Payments: All payments to be made by the Issuer to the Trustee under this Trust Deed shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within any relevant jurisdiction or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer shall pay such additional amounts as would have been received by it had no such withholding or deduction been required.

11.2	Stamp duties: The Issuer will pay all stamp duties, registration taxes, capital duties and other similar duties or taxes (if any) payable on (i) the constitution and issue of the Notes, (ii) the initial delivery of the Notes, (iii) any action taken by the Trustee (or any Noteholder, Receiptholder or Couponholder where permitted or required under this Trust Deed so to do) to enforce the provisions of the Notes or this Trust Deed and (iv) the execution of this Trust Deed. If the Trustee (or any Noteholder, Receiptholder, or Couponholder where permitted under this Trust Deed so to do) shall take any proceedings against the Issuer in any other jurisdiction and if for the purpose of any such proceedings this Trust Deed or any Notes or Note Certificate is taken into any such jurisdiction and any stamp duties or other duties or taxes become payable thereon in any such jurisdiction, the Issuer will pay (or reimburse the person making payment of) such stamp duties or other duties or taxes (including penalties).

11.3	Exchange rate indemnity

(a)	Currency of Account and Payment: The currency of denomination of any Series of Notes issued pursuant to the Programme (the “Contractual Currency”) shall, in respect of such a Series of Notes, be the currency of the account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and such Notes, including damages;

(b)	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding up or dissolution of the Issuer) by the Trustee or any Noteholder, Receiptholder or Couponholder in respect of any sum expressed to be due to it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so); and

(c)	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Notes, the Receipts or the Coupons, the Issuer shall, be deemed to have indemnified such recipient against the difference between those amounts. In any event, the Issuer shall be deemed to have indemnified the recipient against the cost of making any such purchase.

11.4	Indemnities separate: The indemnities in this Trust Deed constitute separate and independent obligations from the other obligations in this Trust Deed, will give rise to separate and independent causes of action, will apply irrespective of any indulgence granted by the Trustee and/or any Noteholder, Receiptholder or Couponholder and will continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any sum due under this Trust Deed or the Notes, the Receipts or the Coupons or any other judgment or order. Any such loss as referred to in Clause 11.3(c) (Indemnity) shall be deemed to constitute a loss suffered by the Trustee, the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or its liquidator or liquidators.

12.	APPOINTMENT AND RETIREMENT

12.1	Appointment of Trustees: The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution of the Noteholders. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

12.2	Co-trustees: Notwithstanding the provisions of Clause 12.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, the Receiptholders or the Couponholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee (without any responsibility for supervising the proceedings or acts of any such person):

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders, the Receiptholders or the Couponholders; or

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

12.3	Attorneys: The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable fees, costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as fees, costs, charges and expenses incurred by the Trustee.

12.4	Retirement of Trustees: Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use all reasonable endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer does not procure a new trustee within three calendar months of such notice being given, the Trustee may appoint a new trustee.

12.5	Competence of a majority of Trustees: Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

12.6	Powers additional: The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes, the Receipts or the Coupons.

12.7	Merger: Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

13.	NOTICES

13.1	Addresses for notices: All notices and other communications hereunder shall be made in writing and in English (by letter, telex or fax) and shall be sent as follows:

(a)	UPM-Kymmene Corporation: if to UPM-Kymmene, to it at:

Eteläesplanadi 2

P O Box 380

00101 Helsinki

Finland

Fax:    +358 2041 50327

Attention: Pentti Eloranta

(b)	Trustee: if to the Trustee, to it at:

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

Fax:    +44 20 7500 5248

Attention: Agency and Trust

13.2	Effectiveness: Every notice or other communication sent in accordance with Clause 13.1 shall be effective as follows:

(a)	Letter or fax: if sent by letter or fax, it shall be deemed to have been delivered seven days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch; and

(b)	Telex: if sent by telex, upon receipt by the sender of the addressee’s answerback at the end of transmission;

provided that any such notice or other communication which is delivered by 4.00 p.m. on any particular day shall not take effect until 10.00 a.m. on the immediately succeeding business day in the place of the addressee.

13.3	No Notice to Couponholders or Receiptholders: Neither the Trustee nor the Issuer shall be required to give any notice to the Couponholders or Receiptholders for any purpose under this Trust Deed and the Couponholders and Receiptholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 21.

14.	RIGHTS OF THIRD PARTIES

A person who is not a party to this Trust Deed has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Trust Deed except and to the extent (if any) that this Trust Deed expressly provides for such Act to apply to any of its terms.

15.	LAW AND JURISDICTION

15.1	Governing Law: This Trust Deed, the Notes and all matters arising from or in connection with them are governed by, and construed in accordance with, English law.

15.2	English Courts: The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Trust Deed or the Notes, Receipts or Coupons (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes or the consequences of their nullity).

15.3	Appropriate forum: The parties agree that the courts of England are the most appropriate and convenient courts to settle any Disputes and, accordingly, that they will not argue to the contrary.

15.4	Rights of the Trustee, the Noteholders, the Receiptholders and the Couponholders to take proceeding outside England: Clause 15.2 (English Courts) is for the benefit of the Trustee, the Noteholders, the Receiptholders and the Couponholders only. As a result, nothing in this Clause 15 (Law and Jurisdiction) prevents the Trustee or any of the Noteholders, Receiptholders or Couponholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee, the Noteholders, the Receiptholders and the Couponholders may take Proceedings in any number of jurisdictions.

15.5	Process agent: The Issuer agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to UPM-Kymmene (UK) Limited at its London office for the time being, being at the date hereof at Norfolk House, 31 St James’ Square, London W1Y 4JJ (Attention: Manager) or, if different, at any address of UPM-Kymmene (UK) Limited in Great Britain at which process may be served on it in accordance with Part XXIII of the Companies Act 1985. If such Person is not or ceases to be effectively appointed to accept service of process on its behalf, it shall, on the written demand of the Trustee, appoint a further Person in England to accept service of process on its behalf and, failing such appointment within 15 days, the Trustee shall be entitled to appoint such a Person by written notice addressed to the Issuer. Nothing in this paragraph shall affect the right of the Trustee or any Noteholder to serve process in any other manner permitted by law.

15.6	Consent to enforcement etc.: The Issuer consents generally, in respect of any Proceedings, to the giving of any relief or the issue of any process in connection with such Proceedings including (without limitation) the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

15.7	Waiver of immunity: To the extent that the Issuer may in any jurisdiction claim for itself or its assets or revenues immunity from suit, execution, attachment (whether in aid of execution, before judgment or otherwise) or other legal process and to the extent that such immunity (whether or not claimed) may be attributed in any such jurisdiction to it or its assets or revenues, the Issuer agrees not to claim and irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

16.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

17.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

1. Introduction

Programme: UPM-Kymmene Corporation (the “Company” and the “Issuer”) has established a Global Medium Term Note Programme (the “Programme”) for the issuance of up to euro 5,000,000,000 in aggregate principal amount of notes (the “Notes”), which may be issued by the Company.

(a) Final Terms: Notes issued under the Programme are issued in series (each a “Series”) and each Series may comprise one or more tranches (each a “Tranche”) of Notes. Each Tranche is the subject of the Final Terms (the “Final Terms”) which supplement these terms and conditions (the “Conditions”). The terms and conditions applicable to any particular Tranche of Notes are these Conditions as supplemented, amended and/or replaced by the relevant Final Terms. In the event of any inconsistency between these Conditions and the relevant Final Terms, the relevant Final Terms shall prevail.

(b) Trust Deed: The Notes are constituted by an amended and restated trust deed dated October 11, 2005 (such trust deed as modified, amended and/or supplemented from time to time, the “Trust Deed”) made between the Issuer and Citicorp Trust Company Limited as trustee (the “Trustee”, which expression includes any successor trustee appointed from time to time in connection with the Notes).

(c) Paying Agency Agreement: The Notes are the subject of an amended and restated paying agency agreement dated October 11, 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) between the Issuer, the Trustee, Citibank, N.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Paying Agency Agreement) and as transfer agent, and Banque Générale du Luxembourg S.A. (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Paying Agency Agreement) and as transfer agents (together with the transfer agent mentioned above, the “Transfer Agents”, which expression shall include any successor or additional transfer agents appointed from time to time in connection with the Notes).

(d) The Notes: All subsequent references in these Conditions to “Notes” are to the Notes which are the subject of the relevant Final Terms. Copies of the relevant Final Terms are available for inspection by Noteholders during normal business hours at the Specified Office of the Principal Paying Agent and are obtainable at the specified office of the Paying Agent in Luxembourg, the initial Specified Offices of which are set out below.

(e) Summaries: Certain provisions of these Conditions are summaries of the Trust Deed and the Paying Agency Agreement and are subject to their detailed provisions. The holders of the Notes (the “Noteholders”) and the holders of the related interest coupons, if any, (the “Couponholders” and the “Coupons”, respectively) are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Paying Agency Agreement applicable to them. Copies of the Trust Deed and the Paying Agency Agreement are available for inspection by Noteholders during normal business hours at the Specified Offices of each of the Paying Agents, the initial Specified Offices of which are set out below.

2. Interpretation

(a) Definitions: In these Conditions the following expressions have the following meanings:

“Accrual Yield” has the meaning given in the relevant Final Terms;

“Additional Business Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Additional Financial Centre(s)” means the city or cities specified as such in the relevant Final Terms;

“Bankruptcy Law” means the Bankruptcy Act 2004 (20.02.2004/120) or any similar law, or any similar law of any other jurisdiction relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganisation or relief of debtors or any amendment to, succession to or change in any such law;

“Business Day” means:

(i)	in relation to any sum payable in euro, a TARGET Settlement Day and a day on which commercial banks and foreign exchange markets settle payments generally in each (if any) Additional Business Centre; and

(ii)	in relation to any sum payable in a currency other than euro, a day on which commercial banks and foreign exchange markets settle payments generally in London, in the Principal Financial Centre of the relevant currency and in each (if any) Additional Business Centre;

“Business Day Convention”, in relation to any particular date, has the meaning given in the relevant Final Terms and, if so specified in the relevant Final Terms, may have different meanings in relation to different dates and, in this context, the following expressions shall have the following meanings:

(i)	“Following Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day;

(ii)	“Modified Following Business Day Convention” or “Modified Business Day Convention” means that the relevant date shall be postponed to the first following day that is a Business Day unless that day falls in the next calendar month in which case that date will be the first preceding day that is a Business Day;

(iii)	“Preceding Business Day Convention” means that the relevant date shall be brought forward to the first preceding day that is a Business Day;

(iv)	“FRN Convention”, “Floating Rate Convention” or “Eurodollar Convention” means that each relevant date shall be the date which numerically corresponds to the preceding such date in the calendar month which is the number of months specified in the relevant Final Terms as the Specified Period after the calendar month in which the preceding such date occurred provided, however, that:

(A)	if there is no such numerically corresponding day in the calendar month in which any such date should occur, then such date will be the last day which is a Business Day in that calendar month;

(B)	if any such date would otherwise fall on a day which is not a Business Day, then such date will be the first following day which is a Business Day unless that day falls in the next calendar month, in which case it will be the first preceding day which is a Business Day; and

(C)	if the preceding such date occurred on the last day in a calendar month which was a Business Day, then all subsequent such dates will be the last day which is a Business Day in the calendar month which is the specified number of months after the calendar month in which the preceding such date occurred; and

(v)	“No Adjustment” means that the relevant date shall not be adjusted in accordance with any Business Day Convention;

“Calculation Agent” means the Principal Paying Agent or such other Person specified in the relevant Final Terms as the party responsible for calculating the Rate(s) of Interest and Interest Amount(s) and/or such other amount(s) as may be specified in the relevant Final Terms;

“Coupon Sheet” means, in respect of a Note, a coupon sheet relating to the Note;

“Day Count Fraction” means, in respect of the calculation of an amount for any period of time (the “Calculation Period”), such day count fraction as may be specified in these Conditions or the relevant Final Terms and:

(i)	if “Actual/Actual (ISMA)” is so specified, means:

(a)	where the Calculation Period is equal to or shorter than the Regular Period during which it falls, the actual number of days in the Calculation Period divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(b)	where the Calculation Period is longer than one Regular Period, the sum of:

(A)	the actual number of days in such Calculation Period falling in the Regular Period in which it begins divided by the product of (1) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year; and

(B)	the actual number of days in such Calculation Period falling in the next Regular Period divided by the product of (a) the actual number of days in such Regular Period and (2) the number of Regular Periods in any year;

(ii)	if “Actual/365” or “Actual/Actual (ISDA)” is so specified, means the actual number of days in the Calculation Period divided by 365 (or, if any portion of the Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(iii)	if “Actual/365 (Fixed)” is so specified, means the actual number of days in the Calculation Period divided by 365;

(iv)	if “Actual/360” is so specified, means the actual number of days in the Calculation Period divided by 360;

(v)	if “30/360” is so specified, means the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (i) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (ii) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month)); and

(vi)	if “30E/360” or “Eurobond Basis” is so specified means, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of the final Calculation Period, the date of final maturity is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month);

“Early Redemption Amount (Tax)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Early Termination Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, these Conditions or the relevant Final Terms;

“Extraordinary Resolution” has the meaning given in the Trust Deed;

“Final Redemption Amount” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Finnish GAAP” means accounting principles generally accepted in the Republic of Finland including IFRS;

“Fixed Coupon Amount” has the meaning given in the relevant Final Terms;

“Guarantee” means, in relation to any Indebtedness of any Person, any obligation of another Person to pay such Indebtedness including (without limitation):

(i)	any obligation to purchase such Indebtedness;

(ii)	any obligation to lend money, to purchase or subscribe shares or other securities or to purchase assets or services in order to provide funds for the payment of such Indebtedness;

(iii)	any indemnity against the consequences of a default in the payment of such Indebtedness; and

(iv)	any other agreement to be responsible for such Indebtedness;

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board from time to time and related interpretations in accordance with which the Issuer is required to prepare its consolidated accounts from 2005 at the latest, following the publication of the European Commission Regulation (EC) No. 1725/2003 of 29 September 2003 adopting certain international accounting standards in accordance with Regulation (EC) No. 1606/2002 of the European Parliament and Council as may be modified or supplemented, if applicable, by Finnish law in accordance with the discretionary options;

“Indebtedness” means any indebtedness of any Person for money borrowed, whether incurred, assumed or guaranteed, other than trade credit in the ordinary course of business.

“Interest Amount” means, in relation to a Note and an Interest Period, the amount of interest payable in respect of that Note for that Interest Period;

“Interest Commencement Date” means the Issue Date of the Notes or such other date as may be specified as the Interest Commencement Date in the relevant Final Terms;

“Interest Determination Date” has the meaning given in the relevant Final Terms;

“Interest Payment Date” means the date or dates specified as such in, or determined in accordance with the provisions of, the relevant Final Terms and, if a Business Day Convention is specified in the relevant Final Terms:

(i)	as the same may be adjusted in accordance with the relevant Business Day Convention; or

(ii)	if the Business Day Convention is the FRN Convention, Floating Rate Convention or Eurodollar Convention and an interval of a number of calendar months is specified in the relevant Final Terms as being the Specified Period, each of such dates as may occur in accordance with the FRN Convention, Floating Rate Convention or Eurodollar Convention at such Specified Period of calendar months following the Interest Commencement Date (in the case of the first Interest Payment Date) or the previous Interest Payment Date (in any other case);

“Interest Period” means each period beginning on (and including) the Interest Commencement Date or any Interest Payment Date and ending on (but excluding) the next Interest Payment Date;

“ISDA Definitions” means the 2000 ISDA Definitions (as supplemented and as further amended and updated as at the date of issue of the first Tranche of the Notes of the relevant Series (as specified in the relevant Final Terms) as published by the International Swaps and Derivatives Association, Inc.);

“Issue Date” has the meaning given in the relevant Final Terms;

“Lien” means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property;

“Maximum Redemption Amount” has the meaning given in the relevant Final Terms;

“Margin” has the meaning given in the relevant Final Terms;

“Maturity Date” has the meaning given in the relevant Final Terms;

“Minimum Redemption Amount” has the meaning given in the relevant Final Terms;

“Optional Redemption Amount (Call)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Amount (Put)” means, in respect of any Note, its principal amount or such other amount as may be specified in, or determined in accordance with, the relevant Final Terms;

“Optional Redemption Date (Call)” has the meaning given in the relevant Final Terms;

“Optional Redemption Date (Put)” has the meaning given in the relevant Final Terms;

“Participating Member State” means a Member State of the European Communities which adopts the euro as its lawful currency in accordance with the Treaty;

“Payment Business Day” means:

(i)	if the currency of payment is euro, any day which is:

(A)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(B)	in the case of payment by transfer to an account, a TARGET Settlement Day and a day on which dealings in foreign currencies may be carried on in each (if any) Additional Financial Centre; or

(ii)	if the currency of payment is not euro, any day which is:

(A)	a day on which banks in the relevant place of presentation are open for presentation and payment of bearer debt securities and for dealings in foreign currencies; and

(B)	in the case of payment by transfer to an account, a day on which dealings in foreign currencies may be carried on in the Principal Financial Centre of the currency of payment and in each (if any) Additional Financial Centre;

“Permitted Liens” means:

(i)	Liens existing as of the relevant Issue Date;

(ii)	Liens on the Property of any existing entity at the time such Property was acquired by the Issuer or the relevant Subsidiary (whether by merger, consolidation, purchase of assets or otherwise) or existing at the time the entity became a Subsidiary or merged with the Issuer or the relevant Subsidiary; provided, however, that such Liens (a) are not created, incurred or assumed in connection with, or in contemplation of, such Property being acquired by the Issuer or such Subsidiary and (b) do not extend to any other Property of the Issuer or any Subsidiary;

(iii)	Liens arising in relation to any Project Finance Debt;

(iv)	Liens created for the purposes of any securitisation or similar asset backed off-balance sheet financing arrangement.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

“Principal Financial Centre” means, in relation to any currency, the principal financial centre for that currency provided, however, that:

(i)	in relation to euro, it means the principal financial centre of such Member State of the European Communities as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent; and

(ii)	in relation to Australian dollars, it means either Sydney or Melbourne and, in relation to New Zealand dollars, it means either Wellington or Auckland; in each case as is selected (in the case of a payment) by the payee or (in the case of a calculation) by the Calculation Agent;

“Project Finance Debt” means any indebtedness incurred in relation to any asset solely for purposes of financing the whole or any part of the acquisition, creation, construction, improvement or development of such asset where the financial institutions to whom such indebtedness is owed have recourse solely to the applicable project borrower (where such project borrower is formed solely or principally for the purpose of the relevant project) and/or to such asset (or any derivative asset thereto) or any other similar non-recourse indebtedness which is properly regarded as project finance debt;

“Property” of any Person means all types of real, personal, tangible, intangible or mixed property (including any related contractual rights) owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under Finnish GAAP;

“Put Option Notice” means a notice which must be delivered to a Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Put Option Receipt” means a receipt issued by a Paying Agent to a depositing Noteholder upon deposit of a Note with such Paying Agent by any Noteholder wanting to exercise a right to redeem a Note at the option of the Noteholder;

“Rate of Interest” means the rate or rates (expressed as a percentage per annum) of interest payable in respect of the Notes specified in relevant Final Terms or calculated or determined in accordance with the provisions of these Conditions and/or the relevant Final Terms;

“Redemption Amount” means, as appropriate, the Final Redemption Amount, the Early Redemption Amount (Tax), the Optional Redemption Amount (Call), the Optional Redemption Amount (Put), the Early Termination Amount or such other amount in the nature of a redemption amount as may be specified in, or determined in accordance with the provisions of, the relevant Final Terms;

“Reference Banks” has the meaning given in the relevant Final Terms or, if none, four (or if the Principal Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the market that is most closely connected with the Reference Rate;

“Reference Price” has the meaning given in the relevant Final Terms;

“Reference Rate” has the meaning given in the relevant Final Terms;

“Regular Period” means:

(i)	in the case of Notes where interest is scheduled to be paid only by means of regular payments, each period from and including the Interest Commencement Date to but excluding the first Interest Payment Date and each successive period from and including one Interest Payment Date to but excluding the next Interest Payment Date;

(ii)	in the case of Notes where, apart from the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year on which any Interest Payment Date falls; and

in the case of notes where, apart from one Interest Period other than the first Interest Period, interest is scheduled to be paid only by means of regular payments, each period from and including a Regular Date falling in any year to but excluding the next Regular Date, where “Regular Date” means the day and month (but not the year) on which any Interest Payment Date falls other than the Interest Payment Date falling at the end of the irregular Interest Period.

“Relevant Date” means, in relation to any payment, whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in the Principal Financial Centre of the currency of payment by the Principal Paying Agent on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders;

“Relevant Financial Centre” has the meaning given in the relevant Final Terms;

“Relevant Indebtedness” means any Indebtedness which is in the form of or represented by any bond, note, debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange or in any securities market (including, without limitation, any over-the-counter market) (not being a loan or a participation in a loan or a similar instrument representing an interest in a loan);

“Relevant Screen Page” means the page, section or other part of a particular information service (including, without limitation, the Reuters Monitor Money Rates Service and the Telerate Service) specified as the Relevant Screen Page in the relevant Final Terms, or such other page, section or other part as may replace it on that information service or such other information service, in each case, as may be nominated by the Person providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to the Reference Rate;

“Relevant Time” has the meaning given in the relevant Final Terms;

“Reserved Matter” has the meaning given in Schedule 4 of the Trust Deed;

“Specified Currency” has the meaning given in the relevant Final Terms;

“Specified Denomination(s)” has the meaning given in the relevant Final Terms;

“Specified Office” has the meaning given in the Paying Agency Agreement;

“Specified Period” has the meaning given in the relevant Final Terms;

“Significant Subsidiary” means at the relevant time any Subsidiary that, together with the Subsidiaries of such Subsidiary is or are the owner(s) of more than 10 per cent. of the consolidated assets of the Issuer and its respective Subsidiaries as at the end of the relevant fiscal year, all as calculated in accordance with Finnish GAAP and as shown on the consolidated financial statements of the Issuer and its Subsidiaries for such fiscal year;

“Subsidiary” means, at any particular time, a company which is then directly or indirectly controlled, or more than 50 per cent. of whose issued equity share capital (or the equivalent) is beneficially owned, by the Issuer and/or one or more of its Subsidiaries. For a company to be “controlled” by another means that the other (whether directly or indirectly and whether by the ownership of share capital, the possession of voting power, contract or otherwise) has the power to appoint and/or remove all or a majority of the members of the Board of Directors or other governing body of that company or otherwise controls or has the power to control the affairs and the policies of that company; and

“Talon” means any bearer talons appertaining to the Bearer Notes (as defined below) of any Series or, as the context may require, a specific number thereof and includes any replacement Talons issued pursuant to Condition 15;

“TARGET Settlement Day” means any day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open;

“Treaty” means the Treaty establishing the European Communities, as amended; and

“Zero Coupon Note” means a Note specified as such in the relevant Final Terms.

(b) Interpretation: In these Conditions:

(i)	if the Notes are Zero Coupon Notes, references to Coupons and Couponholders are not applicable;

(ii)	if Talons are specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Coupons shall be deemed to include references to Talons;

(iii)	if Talons are not specified in the relevant Final Terms as being attached to the Notes at the time of issue, references to Talons are not applicable;

(iv)	any reference to principal shall be deemed to include the Redemption Amount, any additional amounts in respect of principal which may be payable under Condition 10 (Redemption and Purchase) and Condition 12 (Taxation), any premium payable in respect of a Note and any other amount in the nature of principal payable pursuant to these Conditions;

(v)	any reference to interest shall be deemed to include any additional amounts in respect of interest which may be payable under Condition 12 (Taxation) and any other amount in the nature of interest payable pursuant to these Conditions;

(vi)	references to Notes being “outstanding” shall be construed in accordance with the Trust Deed; and

(vii)	if an expression is stated in Condition 2 (Interpretation) to have the meaning given in the relevant Final Terms, but the relevant Final Terms give no such meaning or specify that such expression is “not applicable” then such expression is not applicable to the Notes.

3. Form, Denomination and Title

(a) Form of Notes: Notes are issued in bearer form (“Bearer Notes”) or in registered form (“Registered Notes”), as specified in the Final Terms. Bearer Notes are serially numbered. Registered Notes are not exchangeable for Bearer Notes.

(b) Coupons and Receipts: Interest-bearing Bearer Notes have attached thereto at the time of their initial delivery coupons (“Coupons”), presentation of which will be a prerequisite to the payment of interest save in certain circumstances specified herein. In addition, if so specified in the Final Terms, such Notes have attached thereto at the time of their initial delivery a Talon for further coupons and the expression “Coupons” shall, where the context so requires, include Talons. Bearer Notes, the principal amount of which is repayable by instalments (“Instalment Notes”) have attached thereto at the time of their initial delivery, payment receipts (“Receipts”) in respect of the instalments of principal.

(c) Denomination of Bearer Notes: Bearer Notes are in the denomination or denominations (each of which denomination is integrally divisible by each smaller denomination) specified in the Final Terms. Bearer Notes of one denomination may not be exchanged for Bearer Notes of any other denomination.

(d) Denomination of Registered Notes: Registered Notes are in the minimum denomination specified in the Final Terms or integral multiples thereof.

(e) Title to Bearer Instruments: Title to Bearer Notes, Receipts and Coupons passes by delivery. References herein to the “Holders” of Bearer Notes or of Receipts or Coupons are to the bearers of such Bearer Notes or such Receipts or Coupons and the term “Noteholders” shall have a corresponding meaning. The Holder of any Bearer Note, Coupon or Registered Note will (except as otherwise required by applicable law or regulatory requirement) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest thereof or therein, any writing on the relevant Note or Certificate, or any theft or loss thereof) and no person shall be liable for so treating such Holder and the Issuer, the Trustee, the Paying Agents and the Registrar shall not be required to obtain proof thereof or as to the identity of the Holder.

(f) Register: The Registrar will maintain a register (the “Register”) in respect of the Notes in accordance with the provisions of the Paying Agency Agreement. In these Conditions, the “Holder” of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and “Noteholder” shall be construed accordingly. A certificate (each, a “Note Certificate”) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(g) Title to Registered Notes: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(h) Transfers of Registered Notes: Subject to paragraphs (f) and (g) above and paragraph (n) below, a Registered Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed, at the Specified Office of the Registrar or any Transfer Agent (including the Transfer Agent located in Luxembourg), together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Registered Note may not be transferred unless the principal amount of Registered Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Registered Notes not transferred are authorised holdings;

(i) Exchange of Bearer Notes for Registered Notes: If so specified in the Final Terms and subject to the provisions of Conditions 3(1) (Rule 144A Legends) to 3(m) (No Transfer), the Holder of Bearer Notes may exchange the same for the same aggregate principal amount of Registered Notes upon the terms and subject to the conditions set forth in the Paying Agency Agreement. In order to exchange a Bearer Note for a Registered Note, the Holder thereof shall surrender such Bearer Note at the specified office outside the United States of the Principal Paying Agent, the Registrar or of any Transfer Agent together with a written request for the exchange.

Each Bearer Note so surrendered must be accompanied by all unmatured Receipts and Coupons appertaining thereto other than the Coupon in respect of the next payment of interest falling due after the exchange date (as defined in Condition 3(j) (New Certificate)) where the exchange date would, but for the provisions of Condition 3(j) (New Certificate), occur between the Record Date (as defined in Condition 11(b)(iii) (Payments on Registered Notes)) for such payment of interest and the date on which such payment of interest falls due.

(j) New Certificate: A Certificate representing each new Registered Note or Notes to be issued upon the transfer of a Registered Note or the exchange of a Bearer Note for a Registered Note will, within three Relevant Banking Days of the transfer date or, as the case may be, the exchange date be available for collection by each relevant Holder at the specified office of the Registrar or the Transfer Agent (including the Transfer Agent located in Luxembourg) (as the case may be) or, at the option of the Holder requesting such exchange or transfer be mailed (by uninsured post at the risk of the Holder(s) entitled thereto) to such address(es) as may be specified by such Holder. For these purposes, a form of transfer or request for exchange received by the Registrar, the Principal Paying Agent or the Transfer Agent (as the case may be) after the Record Date in respect of any payment due in respect of Registered Notes shall be deemed not to be effectively received by the Registrar, the Principal Paying Agent or the Transfer Agent (as the case may be) until the day following the due date for such payment. For the purposes of these Terms and Conditions,

(i)	“Relevant Banking Day” means a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place where the specified office of the Registrar or the Transfer Agent is located and, in the case only of an exchange of a Bearer Note for a Registered Note where such request for exchange is made to the Principal Paying Agent, in the place where the specified office of the Principal Paying Agent is located;

(ii)	the “exchange date” shall be the Relevant Banking Day following the day on which the relevant Bearer Note shall have been surrendered for exchange in accordance with Condition 3(i) (Exchange of Bearer Notes for Registered Notes); and

(iii)	the “transfer date” shall be the Relevant Banking Day following the day on which the relevant Registered Note shall have been surrendered for transfer in accordance with Condition 3(h) (Transfers of Registered Notes).

(k) No charge for exchange or transfer: The issue of new Registered Notes on transfer or on the exchange of Bearer Notes for Registered Notes will be effected without charge by or on behalf of the Issuer, the Principal Paying Agent, the Registrar or the Transfer Agent, but upon payment by the applicant of (or the giving by the applicant of such indemnity as the Issuer, the Principal Paying Agent, the Registrar or the Transfer Agent may require in respect of) any tax, duty or other governmental charges which may be imposed in relation thereto.

(1) Rule 144A Legends: Upon the transfer, exchange or replacement of Registered Notes bearing the Rule 144A legend (the “Rule 144A Legend”) set forth in the form of the Certificate scheduled to the Trust Deed, the Registrar or any Transfer Agent shall deliver only Registered Notes represented by Certificates that also bear such legend unless either (i) such transfer, exchange or replacement occurs three or more years after the later of (1) the original issue date of such Notes or (2) the last date on which the Issuer, or any Subsidiaries of the Issuer as notified to the Registrar or such Transfer Agent by the Issuer as provided in the following sentence, was the beneficial owner of such Notes (or any predecessor of such Notes) or (ii) there is delivered to the Registrar of such Transfer Agent an opinion reasonably satisfactory to the Issuer of counsel experienced in giving opinions with respect to questions arising under the securities laws of the United States to the effect that neither such legend nor the restrictions on transfer set forth therein are required in order to maintain compliance with the provisions of such laws. The Issuer has covenanted in the Trust Deed that it will not acquire any beneficial interest, and will cause its “affiliates” (as defined in paragraph (a) (1) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”)) not to acquire any beneficial interest, in any Registered Note represented by a Certificate bearing the Rule 144A Legend unless it notifies the Registrar and the Transfer Agents of such acquisition. The Registrar, the Transfer Agents and all Holders shall be entitled to rely without further investigation on any such notification (or lack thereof). For so long as any of the Registered Notes represented by Certificates bearing the Rule 144A Legend remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Issuer has covenanted and agreed in the Trust Deed that it shall, during any period in which it is not subject to Section 13 or 15(d) under the United States Securities Exchange Act of 1934 nor exempt from reporting pursuant to Rule 12g3-2(b) under such Act, make available to any Holder in connection with any sale thereof and any prospective purchaser of such Notes from such Holder, in each case upon request, the information specified in Rule I44(d)(4) under the Securities Act.

(m) No transfer: No Holder may require the transfer of a Registered Note to be registered or a Bearer Note to be exchanged for a Registered Note during the period of 15 days ending on the due date for the payment of any principal or interest in respect of such Note;

(n) Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Paying Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Trustee and the Registrar. A copy of the current regulations will be mailed (free of charge) by the Registrar to any Noteholder who requests in writing a copy of such regulations. A copy of such regulations are available (free of charge) from the principal office in Luxembourg of the Luxembourg Listing Agent.

4. Status

The Notes constitute direct, general and unconditional obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

5. Negative Pledge

So long as any Note remains outstanding, the Issuer shall not, and shall procure that none of its Subsidiaries will, create or permit to subsist any Lien (other than a Permitted Lien) upon the whole or any part of its present or future undertaking, assets or revenues (including uncalled capital) to secure any Relevant Indebtedness or Guarantee of Relevant Indebtedness without (a) at the same time or prior thereto securing the Notes equally and rateably therewith to the satisfaction of the Trustee or (b) providing such other security for the Notes as the Trustee may in its absolute discretion consider to be not materially less beneficial to the interests of Noteholders or as may be approved by an Extraordinary Resolution of Noteholders.

6. Fixed Rate Note Provisions

(a) Application: This Condition 6 (Fixed Rate Note Provisions) is applicable to the Notes only if the Fixed Rate Note Provisions are specified in the relevant Final Terms as being applicable.

(b) Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 6 (Fixed Rate Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c) Fixed Coupon Amount: The amount of interest payable in respect of each Note for any Interest Period shall be the relevant Fixed Coupon Amount and, if the Notes are in more than one Specified Denomination, shall be the relevant Fixed Coupon Amount in respect of the relevant Specified Denomination.

(d) Calculation of Interest Amount: The amount of interest payable in respect of each Note for any period for which a Fixed Coupon Amount is not specified shall be calculated by applying the Rate of Interest to the principal amount of such Note, multiplying the product by the relevant Day Count Fraction and rounding the resulting figure to the nearest sub-unit of the Specified Currency (half a sub-unit being rounded upwards). For this purpose a “sub-unit” means, in the case of any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, in the case of euro, means one cent.

7. Floating Rate Note and Index-Linked Interest Note Provisions

(a) Application: This Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) is applicable to the Notes only if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable.

(b) Accrual of interest: The Notes bear interest from the Interest Commencement Date at the Rate of Interest payable in arrear on each Interest Payment Date, subject as provided in Condition 11 (Payments). Each Note will cease to bear interest from the due date for final redemption unless, upon due presentation, payment of the Redemption Amount is improperly withheld or refused, in which case it will continue to bear interest in accordance with this Condition 7 (Floating Rate Note and Index-Linked Interest Note Provisions) (as well after as before judgment) until whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

(c) Screen Rate Determination: If Screen Rate Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be determined by the Calculation Agent on the following basis:

(i)	if the Reference Rate is a composite quotation or customarily supplied by one entity, the Calculation Agent will determine the Reference Rate which appears on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(ii)	in any other case, the Calculation Agent will determine the arithmetic mean of the Reference Rates which appear on the Relevant Screen Page as of the Relevant Time on the relevant Interest Determination Date;

(iii)	if, in the case of (i) above, such rate does not appear on that page or, in the case of (ii) above, fewer than two such rates appear on that page or if, in either case, the Relevant Screen Page is unavailable, the Calculation Agent will:

(A)	request the principal Relevant Financial Centre office of each of the Reference Banks to provide a quotation of the Reference Rate at approximately the Relevant Time on the Interest Determination Date to prime banks in the Relevant Financial Centre interbank market in an amount that is representative for a single transaction in that market at that time; and

(B)	determine the arithmetic mean of such quotations; and

(iv)	if fewer than two such quotations are provided as requested, the Calculation Agent will determine the arithmetic mean of the rates (being the nearest to the Reference Rate, as determined by the Calculation Agent) quoted by major banks in the Principal Financial Centre of the Specified Currency, selected by the Calculation Agent, at approximately 11.00 a.m. (local time in the Principal Financial Centre of the Specified Currency) on the first day of the relevant Interest Period for loans in the Specified Currency to leading European banks for a period equal to the relevant Interest Period and in an amount that is representative for a single transaction in that market at that time, and the Rate of Interest for such Interest Period shall be the sum of the Margin and the rate or (as the case may be) the arithmetic mean so determined; provided, however, that if the Calculation Agent is unable to determine a rate or (as the case may be) an arithmetic mean in accordance with the above provisions in relation to any Interest Period, the Rate of Interest applicable to the Notes during such Interest Period will be the sum of the Margin and the rate (or as the case may be) the arithmetic mean last determined in relation to the Notes in respect of a preceding Interest Period.

(d) ISDA Determination: If ISDA Determination is specified in the relevant Final Terms as the manner in which the Rate(s) of Interest is/are to be determined, the Rate of Interest applicable to the Notes for each Interest Period will be the sum of the Margin and the relevant ISDA Rate where “ISDA Rate” in relation to any Interest Period means a rate equal to the Floating Rate (as defined in the ISDA Definitions) that would be determined by the Calculation Agent under an interest rate swap transaction if the Calculation Agent were acting as Calculation Agent for that interest rate swap transaction under the terms of an agreement incorporating the ISDA Definitions and under which:

(i)	the Floating Rate Option (as defined in the ISDA Definitions) is as specified in the relevant Final Terms;

(ii)	the Designated Maturity (as defined in the ISDA Definitions) is a period specified in the relevant Final Terms; and

(iii)	the relevant Reset Date (as defined in the ISDA Definitions) is either (A) if the relevant Floating Rate Option is based on the London inter-bank offered rate (LIBOR) for a currency, the first day of that Interest Period or (B) in any other case, as specified in the relevant Final Terms.

(e) Index-Linked Interest: If the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable, the Rate(s) of Interest applicable to the Notes for each Interest Period will be determined in the manner specified in the relevant Final Terms.

(f) Maximum or Minimum Rate of Interest: If any Maximum Rate of Interest or Minimum Rate of Interest is specified in the relevant Final Terms, then the Rate of Interest shall in no event be greater than the maximum or be less than the minimum so specified.

(g) Calculation of Interest Amount: The Calculation Agent will, as soon as practicable after the time at which the Rate of Interest is to be determined in relation to each Interest Period, calculate the Interest Amount payable in respect of each Note for such Interest Period. The Interest Amount will be calculated by applying the Rate of Interest for such Interest Period to the principal amount of such Note during such Interest Period and multiplying the product by the relevant Day Count Fraction.

(h) Calculation of other amounts: If the relevant Final Terms specify that any other amount is to be calculated by the Calculation Agent, the Calculation Agent will, as soon as practicable after the time or times at which any such amount is to be determined, calculate the relevant amount. The relevant amount will be calculated by the Calculation Agent in the manner specified in the relevant Final Terms.

(i) Publication: The Calculation Agent will cause each Rate of Interest and Interest Amount determined by it, together with the relevant Interest Payment Date, and any other amount(s) required to be determined by it together with any relevant payment date(s) to be notified to the Paying Agents and each stock exchange (if any) on which the Notes are then listed as soon as practicable after such determination but (in the case of each Rate of Interest, Interest Amount and Interest Payment Date) in any event not later than the first day of the relevant Interest Period. Notice thereof shall also promptly be given to the Noteholders and the Luxembourg Stock Exchange. The Calculation Agent will be entitled to recalculate any Interest Amount (on the basis of the foregoing provisions) without notice in the event of an extension or shortening of the relevant Interest Period.

(j) Notifications etc: All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition by the Calculation Agent will (in the absence of manifest error) be binding on the Issuer, the Trustee, the Paying Agents, the Noteholders and the Couponholders and (subject as aforesaid) no liability to any such Person will attach to the Calculation Agent in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes.

8. Zero Coupon Note Provisions

(a) Application: This Condition 8 (Zero Coupon Note Provisions) is applicable to the Notes only if the Zero Coupon Note Provisions are specified in the relevant Final Terms as being applicable.

(b) Late payment on Zero Coupon Notes: If the Redemption Amount payable in respect of any Zero Coupon Note is improperly withheld or refused, the Redemption Amount shall thereafter be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)	the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) whichever is the earlier of (i) the day on which all sums due in respect of such Note up to that day are received by or on behalf of the relevant Noteholder and (ii) the day which is seven days after the Principal Paying Agent has notified the Noteholders that it has received all sums due in respect of the Notes up to such seventh day (except to the extent that there is any subsequent default in payment).

9. Dual Currency Note Provisions

(a) Application: This Condition 9 (Dual Currency Note Provisions) is applicable to the Notes only if the Dual Currency Note Provisions are specified in the relevant Final Terms as being applicable.

(b) Rate of Interest: If the rate or amount of interest falls to be determined by reference to an exchange rate, the rate or amount of interest payable shall be determined in the manner specified in the relevant Final Terms.

10. Redemption and Purchase

(a) Scheduled redemption: Unless previously redeemed, or purchased and cancelled, the Notes will be redeemed at their Final Redemption Amount on the Maturity Date, subject as provided in Condition 11 (Payments).

(b) Redemption for tax reasons: The Notes may be redeemed at the option of the Issuer in whole, but not in part:

(i)	at any time (if neither the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable); or

(ii)	on any Interest Payment Date (if the Floating Rate Note Provisions or the Index-Linked Interest Note Provisions are specified in the relevant Final Terms as being applicable),

on giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable) and at their Early Redemption Amount (Tax), together with interest accrued (if any) to the date fixed for redemption, if:

(1) the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 12 (Taxation) as a result of any change in, or amendment to, the laws or regulations of the Republic of Finland or any political subdivision or any authority thereof or therein having power to tax, or any change in the application or official interpretation of such laws or regulations, (including a holding by a court of competent jurisdiction) which change or amendment becomes effective on or after the date of issue of the first Tranche of the Notes; and (2) such obligation cannot be avoided by the Issuer taking reasonable measures available to it provided, however, that no such notice of redemption shall be given earlier than:

(1)	where the Notes may be redeemed at any time, 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due; or

(2)	where the Notes may be redeemed only on an Interest Payment Date, 60 days prior to the Interest Payment Date occurring immediately before the earliest date on which the Issuer would be obliged to pay such additional amounts if a payment in respect of the Notes were then due.

Prior to the publication of any notice of redemption pursuant to this paragraph, the Issuer shall deliver or procure that there is delivered to the Trustee (1) a certificate signed by two directors of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (2) an opinion of independent legal advisers of recognised standing to the effect that the Issuer has or will become obliged to pay such additional amounts as a result of such change or amendment. Upon the expiry of any such notice as is referred to in this Condition 10(b) (Redemption for tax reasons), the Issuer shall be bound to redeem the Notes in accordance with this Condition 10(b) (Redemption for tax reasons).

(c) Redemption at the option of the Issuer: If the Call Option is specified in the relevant Final Terms as being applicable, the Notes may be redeemed at the option of the Issuer in whole or, if so specified in the relevant Final Terms, in part on any Optional Redemption Date (Call) at the relevant Optional Redemption Amount (Call) on the Issuer’s giving not less than 30 nor more than 60 days’ notice to the Noteholders (which notice shall be irrevocable and shall oblige the Issuer to redeem the Notes or, as the case may be, the Notes specified in such notice on the relevant Optional Redemption Date (Call) at the Optional Redemption Amount (Call) plus accrued interest (if any) to such date).

(d) Partial redemption: If the Notes are to be redeemed in part only on any date in accordance with Condition 10(c) (Redemption at the option of the Issuer), the Notes to be redeemed shall be selected by the drawing of lots in such place as the Trustee in the case of Bearer Notes approves and in such manner as the Trustee considers appropriate, subject to compliance with applicable law and the rules of each stock exchange, listing authority and/or quotation system on which the Notes have then been admitted to listing, trading and/or quotation, and the notice to Noteholders referred to in Condition 10(c) (Redemption at the option of the Issuer) shall specify the serial numbers of the Notes so to be redeemed and, in the case of Registered Notes, each Note shall be redeemed in part in the proportion which the aggregate principal amount of the outstanding Notes to be redeemed on the relevant date stipulated in Condition 10(c) bears to the aggregate principal amount of outstanding Notes on such date. If any Maximum Redemption Amount or Minimum Redemption Amount is specified in the relevant Final Terms, then the Optional Redemption Amount (Call) shall in no event be greater than the maximum or be less than the minimum so specified.

(e) Redemption at the option of Noteholders: If the Put Option is specified in the relevant Final Terms as being applicable, the Issuer shall, at the option of the holder of any Note redeem such Note on the Optional Redemption Date (Put) specified in the relevant Put Option Notice at the relevant Optional Redemption Amount (Put) together with interest (if any) accrued to such date. In order to exercise the option contained in this Condition 10(e) (Redemption at the option of Noteholders), the holder of a Note must, not less than 30 nor more than 60 days before the relevant Optional Redemption Date (Put), deposit with any Paying Agent such Note together with all unmatured Coupons relating thereto and a duly completed Put Option Notice in the form obtainable from any Paying Agent. The Paying Agent with which a Note is so deposited shall deliver a duly completed Put Option Receipt to the depositing Noteholder. No Note, once deposited with a duly completed Put Option Notice in accordance with this Condition 10(e) (Redemption at the option of Noteholders), may be withdrawn; provided, however, that if, prior to the relevant Optional Redemption Date (Put), any such Note becomes immediately due and payable or, upon due presentation of any such Note on the relevant Optional Redemption Date (Put), payment of the redemption moneys is improperly withheld or refused, the relevant Paying Agent shall mail notification thereof to the depositing Noteholder at such address as may have been given by such Noteholder in the relevant Put Option Notice and shall hold such Note at its Specified Office for collection by the depositing Noteholder against surrender of the relevant Put Option Receipt. For so long as any outstanding Note is held by a Paying Agent in accordance with this Condition 10(e) (Redemption at the option of Noteholders), the depositor of such Note and not such Paying Agent shall be deemed to be the holder of such Note for all purposes.

(f) No other redemption: The Issuer shall not be entitled to redeem the Notes otherwise than as provided in paragraphs (a) to (e) above.

(g) Early redemption of Zero Coupon Notes: Unless otherwise specified in the relevant Final Terms, the Redemption Amount payable on redemption of a Zero Coupon Note at any time before the Maturity Date shall be an amount equal to the sum of:

(i)	the Reference Price; and

(ii)	the product of the Accrual Yield (compounded annually) being applied to the Reference Price from (and including) the Issue Date to (but excluding) the date fixed for redemption or (as the case may be) the date upon which the Note becomes due and payable.

Where such calculation is to be made for a period which is not a whole number of years, the calculation in respect of the period of less than a full year shall be made on the basis of such Day Count Fraction as may be specified in the Final Terms for the purposes of this Condition 10(g) (Early redemption of Zero Coupon Notes) or, if none is so specified, a Day Count Fraction of 30E/360.

(h) Purchase: The Issuer or any of its respective Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons and Receipts are purchased therewith.

11. Payments

(a)	Payments on Bearer Notes:

(i)	This Condition 1l(a) (Payments on Bearer Notes) is applicable in relation to Notes in bearer form.

(ii)	Payment of amounts (other than interest) due in respect of Bearer Notes will be made against presentation and (save in the case of partial payment) surrender of the relevant Bearer Notes at the specified office of any of the Paying Agents.

(iii)	Payment of amounts in respect of interest on Bearer Notes will be made:

(A)	in the case of Notes without Coupons attached thereto at the time of their initial delivery, against presentation of the relevant Notes at the specified office of any of the Paying Agents outside (unless Condition 1l(a)(iv) applies) the United States; and

(B)	in the case of Notes delivered with Coupons attached thereto at the time of their initial delivery, against surrender of the relevant Coupons or, in the case of interest due otherwise than on a scheduled date for the payment of interest, against presentation of the relevant Notes, in either case at the specified office of any of the Paying Agents outside (unless Condition 1l(a)(iv) applies) the United States.

(iv)	Payments of amounts due in respect of interest on the Notes and exchanges of Talons for Coupon sheets in accordance with Condition 11(a)(vii) will not be made at the specified office of any Paying Agent in the United States (as defined in the United States Internal Revenue Code and Regulations thereunder) unless (A) payment in full of amounts due in respect of interest on such Notes when due or, as the case may be, the exchange of Talons at all the specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (B) such payment or exchange is permitted by applicable United States law without involving adverse tax consequences to the Issuer as certified to the Trustee by the Issuer. If paragraphs (A) and (B) of the previous sentence apply, the Issuer shall forthwith appoint a further Paying Agent with a specified office in New York City in respect of the relevant Series of Notes to which paragraphs (A) and (B) apply.

(v)	If the due date for payment of any amount due in respect of any Note is not a Relevant Financial Centre Day and a Local Banking Day (each as defined in Condition 11(c)(iii) (Payments—General Provisions)), then the Holder thereof will not be entitled to payment thereof until the next day which is such a day, (or as otherwise specified in the Final Terms) and from that next day and thereafter will be entitled to receive payment by cheque on any Local Banking Day, and will be entitled to payment by transfer to a designated account on any day which is a Local Banking Day, a Relevant Financial Centre Day and a day on which commercial banks and foreign exchange markets settle payments in the relevant currency in the place where the relevant designated account is located and no further payment on account of interest or otherwise shall be due in respect of such delay or adjustment unless there is a subsequent failure to pay in accordance with these Conditions in which event interest shall continue to accrue as provided in Condition 6(b) (Fixed Rate Note Provisions—Accrual of interest) or, if appropriate, Condition 7(b) (Floating Rate Note and Index-Linked Interest Note Provisions—Accrual of Interest).

(vi)	Each Note initially delivered with Coupons or Talons attached thereto should be presented and, save in the case of partial payment of the Redemption Amount, surrendered for final redemption together with all unmatured Coupons and Talons relating thereto, failing which:

(A)	if the Final Terms specify that this paragraph (A) of Condition 11(a)(vi) is applicable (and, in the absence of specification, this paragraph (A) shall apply to Notes which bear interest at a fixed rate or rates, or in fixed amounts) and subject as hereinafter provided, the amount of any missing unmatured Coupons (or, in the case of a payment not being made in full, that portion of the amount of such missing Coupon which the Redemption Amount paid bears to the total Redemption Amount due) (excluding, for this purpose, but without prejudice to paragraph (C) below, Talons) will be deducted from the amount otherwise payable on such final redemption, the amount so deducted being payable against surrender of the relevant Coupon at the specified office of any of the Paying Agents at any time within ten years of the Relevant Date applicable to payment of such Redemption Amount;

(B)	if the Final Terms specify that this paragraph (B) of Condition 11(a)(vi) is applicable (and, in the absence of specification, this paragraph (B) shall apply to Notes which bear interest at a floating rate or rates or in variable amounts) all unmatured Coupons (excluding, for this purpose, but without prejudice to paragraph (C) below, Talons) relating to such Notes (whether or not surrendered therewith) shall become void and no payment shall be made thereafter in respect of them; and

(C)	in the case of Notes initially delivered with Talons attached thereto, all unmatured Talons (whether or not surrendered therewith) shall become void and no exchange for Coupons shall be made thereafter in respect of them.

The provisions of paragraph (A) of this Condition 11(a)(vi) (Payments on Bearer Notes) notwithstanding, if any Notes should be issued with a maturity date and an Interest Rate or Rates such that, on the presentation for payment of any such Note without any unmatured Coupons attached thereto or surrendered therewith, the amount required by paragraph (A) to be deducted would be greater than the Redemption Amount otherwise due for payment, then, upon the due date for redemption of any such Note, such unmatured Coupons (whether or not attached) shall become void (and no payment shall be made in respect thereof) as shall be required so that, upon application of the provisions of paragraph (A) in respect of such Coupons as have not so become void, the amount required by paragraph (A) to be deducted would not be greater than the

Redemption Amount otherwise due for payment. Where the application of the foregoing sentence requires some but not all of the unmatured Coupons relating to a Note to become void, the relevant Paying Agent shall determine which unmatured Coupons are to become void, and shall select for such purpose Coupons maturing on later dates in preference to Coupons maturing on earlier dates.

(vii)	In relation to Notes initially delivered with Talons attached thereto, on or after the due date for the payment of interest on which the final Coupon comprised in any Coupon sheet matures, the Talon comprised in the Coupon sheet may be surrendered at the specified office of any Paying Agent outside (unless Condition 11(a)(iv) applies) the United States in exchange for a further Coupon Sheet (including any appropriate further Talon), subject to the provisions of Condition 14 below. Each Talon shall, for the purpose of these Terms and Conditions, be deemed to mature on the Interest Payment Date on which the final Coupon comprised in the relative Coupon sheet matures.

(b)	Payments on Registered Notes:

(i)	This Condition 11(b) (Payments on Registered Notes) is applicable in relation to Notes in registered form.

(ii)	Payment of the Redemption Amount (together with accrued interest) due in respect of Registered Notes will be made against presentation and, save in the case of partial payment of the Redemption Amount, surrender of the relevant Certificate at the specified office of the Registrar or any Transfer Agent. If the due date for payment of the Redemption Amount of any Registered Note is not a Relevant Financial Centre Day as defined in Condition 11(c)(iii) (Payments— General Provisions)), then the Holder thereof will not be entitled to payment thereof until the next day which is such a day, and from that next day and thereafter will be entitled to receive payment by cheque on any Local Banking Day, and will be entitled to payment by transfer to a designated account on any day which is a Local Banking Day, a Relevant Financial Centre Day and a day on which commercial banks and foreign exchange markets settle payment in the relevant currency in the place where the relevant designated account is located and no further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is a subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in Condition 6(b) (Fixed Rate Note Provisions—Accrual of Interest) or, as appropriate Condition 7(b) (Floating Rate Note and Index-Linked Interest Note Provisions—Accrual of Interest).

(iii)	Payment of amounts (whether principal, interest or otherwise) due (other than the Redemption Amount) in respect of Registered Notes will be paid to the Holder thereof (or, in the case of joint Holders, the first-named) as appearing in the Register as at opening of business (local time in the place of the specified office of the Registrar) on the fifteenth Relevant Banking Day (as defined in Condition 3(j) (New Certificate) before the due date for such payment (the “Record Date”).

(iv)	Notwithstanding the provisions of Condition 11(c)(ii) (Payments—General Provisions), payment of amounts (whether principal, interest or otherwise) due (other than the Redemption Amount) in respect of Registered Notes will be made in the currency in which such amount is due by cheque and posted to the address (as recorded in the Register) of the Holder thereof (or, in the case of joint Holders, the first-named) on the Relevant Banking Day (as defined in Condition 3(j) (New Certificate) not later than the relevant due date for payment unless prior to the relevant Record Date the Holder thereof (or, in the case of joint Holders, the first-named) has applied to the Registrar and the Registrar has acknowledged such application for payment to be made to a designated account denominated in the relevant currency (in the case of payment in Japanese Yen to a non-resident of Japan, a non-resident account) in which case payment shall be made on the relevant due date for payment by transfer to such account. In the case of payment by transfer to an account, if the due date for any such payment is not a Relevant Financial Centre Day, then the Holder thereof will not be entitled to payment thereof until the first day thereafter which is a Relevant Financial Centre Day and a day on which commercial banks and foreign exchange markets settle payment in the relevant currency in the place where the relevant designated account is located and no further payment on account of interest or otherwise shall be due in respect of such postponed payment unless there is a subsequent failure to pay in accordance with these Terms and Conditions in which event interest shall continue to accrue as provided in

Condition 6(b) (Fixed Rate Note Provisions—Accrual of Interest) or, as appropriate, Condition 7(b) (Floating Rate Note and Index-Linked Interest Note Provisions—Accrual of Interest).

(c)	Payments—General Provisions:

(i)	Save as otherwise specified in these Conditions, this Condition 11(c) (Payments—General Provisions) is applicable in relation to Notes whether in bearer or in registered form.

(ii)	payment of amounts due (whether principal, interest or otherwise) in respect of Notes or Coupons will be made in the currency in which such amount is due (A) by cheque or (B) at the option of the payee, by transfer to an account denominated in the relevant currency specified by the payee. Payments will, without prejudice to the provisions of Condition 12 (Taxation), be subject in all cases to any applicable fiscal or other laws and regulations.

(iii)	For the purposes of these Conditions:

(A)	“Relevant Financial Centre Day” means, in the case of any currency other than euro, a day on which commercial banks and foreign exchange markets settle payments in the Relevant Financial Centre and in any other Relevant Financial Centre specified in the Final Terms or, in the case of payments in euro, a TARGET Business Day; and

(B)	“Local Banking Day” means a day (other than a Saturday or Sunday) on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the place of presentation of the relevant Note or Coupon as the case may be.

(iv)	No commissions or expenses shall be charged to the holders of Notes or Coupons in respect of such payments.

12. Taxation

(a) Gross up: All payments of principal and interest in respect of the Notes and the Coupons by or on behalf of the Issuer shall be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by the Republic of Finland or any political subdivision therein or any authority thereof or therein having power to tax, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law. In that event, the Issuer shall pay such additional amounts as will result in the receipt by the Noteholders and the Couponholders after such withholding or deduction of such amounts as would have been received by them if no such withholding or deduction had been required, except that no such additional amounts shall be payable in respect of any Note or Coupon presented for payment:

(i)	by or on behalf of a Noteholder or Couponholder which is liable to such taxes, duties, assessments or governmental charges in respect of such Note or Coupon by reason of its having some connection with the jurisdiction by which such taxes, duties, assessments or charges have been imposed other than the mere holding of such Note or Coupon; or

(ii)	more than 30 days after the Relevant Date except to the extent that the relevant holder of such Note or Coupon would have been entitled to such additional amounts if it had presented such Note or Coupon for payment on the last day of such period of 30 days; or

(iii)	where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(iv)	by or on behalf of a Noteholder or Couponholder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union.

(b) Taxing jurisdiction: If the Issuer becomes subject at any time to any taxing jurisdiction other than the Republic of Finland, references in these Conditions to the Republic of Finland shall be construed as references to the Republic of Finland and/or such other jurisdiction.

(c) Additional Amounts: Any reference in these Terms and Conditions to “principal” and/or “interest” in respect of the Notes shall be deemed also to refer to any additional amounts which may be payable under Conditions 10, 11 and 12 or under any undertakings given in addition to or in substitution for this Condition pursuant to the Trust Deed. Unless the context otherwise requires, any reference in these Terms and Conditions to “principal” shall include any premium payable in respect of any Note, any Instalment Amount or Redemption Amount and any other amounts in the nature of principal payable pursuant to these Terms and Conditions and “interest” shall include all amounts payable pursuant to Conditions 6 and 7 and any other amounts in the nature of interest payable pursuant to these Terms and Conditions.

13. Events of Default

If any of the following events occurs and is continuing (each an “Event of Default”), then the Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes of such Series or if so directed by an Extraordinary Resolution of the Holders of such Series shall (subject in the case of the happening of any of the events mentioned in paragraphs (b) to (f) below (inclusive) and, in relation to any Significant Subsidiary, paragraphs (b) to (h) below (inclusive) to the Trustee having certified in writing that the happening of such event is, in its opinion, materially prejudicial to the interests of the Holders of such Series and in all cases to the Trustee having been indemnified or provided with security to its satisfaction) give written notice to the Issuer that the Notes of such Series are, and they shall accordingly thereby become, immediately due and repayable at their outstanding principal amount (or as otherwise specified in the Final Terms), together with accrued interest without further action or formality:

(a)	default in the payment of any instalment of principal or interest upon any of the Notes as and when the same shall become due and payable and, in the case of a default in the payment of any instalment of interest, continuance of such default for a period of 30 days; or

(b)	failure or default on the part of the Issuer duly to observe or perform any other of the obligations, covenants or agreements on the part of the Issuer contained in the Trust Deed and the Conditions and where such failure has remained unremedied for a period of 45 days after the date on which the Trustee has given written notice to the Issuer specifying such failure, stating that such notice is a “Notice of Default” under the Notes and demanding that the Issuer remedy the same; or

(c)	execution of an unappealable judgment or arbitral award is sought or enforced against any part of the property, assets or revenue of the Issuer or any Significant Subsidiary incorporated in the Republic of Finland; or

(d)	subject to Condition 23, the Issuer or any Significant Subsidiary ceases to carry on the business it carried on at the date of issuance of such Series or enters into a new or unrelated business which is not permitted by the constitutive documents of the Issuer or its Significant Subsidiary as in effect as at the date of issuance of such Series; or

(e)	at any time any act, condition or thing required to be done, fulfilled or performed in order (i) to enable the Issuer lawfully to enter into, exercise its respective rights and perform and comply with its respective obligations expressed to be assumed under the Notes (ii) to ensure that those obligations expressed to be assumed are legal, valid and binding, and (iii) to make the Notes and the Trust Deed admissible in evidence in the Republic of Finland, and/or England is not done, fulfilled or performed; or

(f)	any Indebtedness of the Issuer or any Subsidiary in the aggregate outstanding principal amount of US$20,000,000 or more or its equivalent in any other currency or currencies either (i) becoming due and payable prior to the due date for payment thereof by reason of acceleration thereof following default by the Issuer or any Subsidiary or (ii) not being repaid at, and remaining unpaid after, maturity as extended by the period of grace, if any, applicable thereto, or any guarantee given by the Issuer or any Subsidiary in respect of Indebtedness of any other person in the aggregate outstanding principal amount of US$20,000,000 or more or its equivalent in any other currency or currencies not being honoured when, and remaining dishonoured after becoming, due and called (except that, in the cases of (i) and (ii) hereof, it shall not be an Event of Default if such Indebtedness has not been paid as a result of a bona fide dispute which is being contested in good faith and by appropriate proceedings and in respect of which sufficient and proper reserves in cash or other readily recognisable liquid assets have been made in accordance with IFRS); or

(g)	the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer or any Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganisation, arrangement, adjustment or composition of or in respect of the Issuer or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, administrator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Significant Subsidiary under any Bankruptcy Law, or appointing a receiver, liquidator, administrator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days; or

(h)	the institution by the Issuer or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganisation or relief under any Bankruptcy Law or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or any Significant Subsidiary or of any substantial (in the opinion of the Trustee) part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

(i)	the Issuer is unable to pay its Indebtedness as it falls due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its Indebtedness or makes a general assignment for the benefit of a composition with its creditors.

The Trust Deed provides that, in the absence of manifest error, the Trustee is entitled to rely on a certificate of the Auditors (as defined in the Trust Deed) or a certificate signed by two Authorised Signatories (as defined in the Trust Deed) certifying that in their opinion a Subsidiary is or is not or was or was not at any particular time or during any particular period a Significant Subsidiary.

14. Prescription

Claims for principal shall become void unless the relevant Notes are presented for payment within ten years of the appropriate Relevant Date. Claims for interest shall become void unless the relevant Coupons are presented for payment within five years of the appropriate Relevant Date.

15. Replacement of Notes and Coupons

If any Note, Certificate, Coupon, Receipt or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent or any Paying Agents (in the case of Bearer Notes, Coupons, Receipts and Talons) or of the Registrar or any Transfer Agent (in the case of Registered Notes) (each a “Replacement Agent”), subject to all applicable laws and the requirements of any stock exchange, listing authority and/or quotation system on which the Notes have then been admitted to listing, trading and/or quotation, upon payment by the claimant of all expenses incurred in connection with such replacement and upon such terms as to evidence, security, indemnity and otherwise as the Issuer and the Replacement Agent may require. Mutilated or defaced Notes, Certificates, Coupons, Receipts and Talons must be surrendered before replacements will be delivered therefor.

16. The Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent

The initial Paying Agents, Registrar and Transfer Agents and their respective initial specified offices are specified below. The Calculation Agent in respect of any Notes shall be specified in the Final Terms. The Issuer reserves the right at any time (with the prior written approval of the Trustee) to vary or terminate the appointment of any Paying Agent (including the Principal Paying Agent), the Registrar, any Transfer Agent or the Calculation Agent and to appoint additional or other Paying Agents, another Registrar, additional or other Transfer Agents or another Calculation Agent provided however that it will at all times maintain (i) a Principal Paying Agent, (ii) in the case of Registered Notes, a Registrar (iii) so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and/or admitted to listing, trading and/or quotation by any stock exchange, listing authority and/or quotation system, a Paying Agent, a Registrar and Transfer Agent each with a specified office in Luxembourg and/or in such other place as may be required by the rules of such other stock exchange, listing authority and/or quotation system (iv) in the circumstance described in Condition 11(a)(iv) (Payments on

Bearer Notes), a Paying Agent with a specified office in New York City, and (v) a Calculation Agent where required by the Conditions applicable to any Notes (in the case of (i), (ii) and (iii) with a specified office located in such place (if any) as may be required by these Conditions). The Issuer undertakes that it will ensure that it maintains a paying agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive. The Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent reserve the right (with the prior written approval of the Trustee) at any time to change their respective specified offices to some other specified office in the same city. Notice of all changes in the identities or specified offices of any Paying Agent, the Registrar, any Transfer Agent or the Calculation Agent will be given promptly by the Issuer to the Trustee and the Holders in accordance with Condition 21 (Notices).

The Paying Agents, the Registrar, the Transfer Agents and the Calculation Agent act solely as agents of the Issuer or, following the occurrence of an Event of Default or a Potential Event of Default (as defined in the Trust Deed), the Trustee and, save as provided in the Paying Agency Agreement or any other agreement entered into with respect to their appointment, do not assume any obligations towards or relationship of agency or trust for any Holder of any Note or Coupon and each of them shall only be responsible for the performance of the duties and obligations expressly imposed upon it in the Paying Agency Agreement or other agreement entered into with respect to its appointment or incidental thereto.

17. Enforcement

At any time after the occurrence of an Event of Default, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed and the Notes, but it need not take any such proceedings unless (i) it shall have been so directed by an Extraordinary Resolution or so requested in writing by Holders holding at least one-quarter in principal amount of Notes outstanding, and (ii) it shall have been indemnified and/or secured to its satisfaction. No Holder, Couponholder or Receiptholder may proceed directly against the Issuer, unless the Trustee, having become bound so to proceed, fails to do so within a reasonable time and such failure is continuing.

18. The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility and to be paid its costs and expenses in priority to the claims of the Noteholders, Receiptholders or Couponholders. The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

In the exercise of its powers and discretions under these Conditions and the Trust Deed, the Trustee will have regard to the interests of the Noteholders as a class and will not be responsible for any consequence for individual Noteholders or Couponholders as a result of such holders being connected in any way with a particular territory or taxing jurisdiction.

19. Meetings of Noteholders; Modification and Waiver

(a) Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of the Holders of the Notes of any Series to consider matters relating to the Notes, including the modification of any provision of these Conditions or the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Trustee, the Issuer or by the Trustee upon the request in writing of the Holders of the Notes of any Series holding not less than one-tenth of the aggregate principal amount of such outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be two or more persons holding or representing one more than half of the aggregate principal amount of the outstanding Notes of such Series or, at any adjourned meeting, two or more persons being or representing Holders of Notes of such Series whatever the principal amount of the Notes of such Series held or represented; provided, however, that any proposal relating to a Reserved Matter may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which two or more persons holding or representing not less than three-quarters or, at any adjourned meeting, one quarter of the aggregate principal amount of the outstanding Notes of such Series form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Holders of the Notes of such Series, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b) Modification: The Trustee may (subject to certain exceptions) without the consent of the Holders of the Notes or the Coupons or Receipts appertaining thereto (i) agree to any modification of these Conditions or of the Trust Deed (other than in respect of Reserved Matters (as defined in terms of the Trust Deed)) which, in any case, in the opinion of the Trustee, is not materially prejudicial to the interests of the Holders of such Notes or is of a formal, minor, or technical nature or which is made to correct a manifest error, or (ii) waive or authorise any breach or proposed breach by the Issuer of any of the provisions of these Conditions applicable to such Notes or the Trust Deed or determine that an Event of Default or a Potential Event of Default shall not be treated as such, provided that in either case, in the Trustee’s opinion, the interests of the Holders of such Notes will not be materially prejudiced thereby. Any such modification, waiver, authorisation or determination shall be binding on the Holders of such Notes and, unless the Trustee agrees otherwise, shall be notified to the Holders of such Notes as soon as practicable thereafter.

In connection with the exercise of its powers, trusts, authorities or discretions (including but not limited to, those in relation to any proposed modification, waiver, authorisation or determination as aforesaid) in relation to any Series of Notes, the Trustee shall have regard to the interest of the Holders of such Notes as a class and, in particular, but without prejudice to the generality of the foregoing, shall not have regard to the consequences of such exercise for individual Holders resulting from their being, for any purpose, domiciled or resident in, or otherwise connected with, or subject to any jurisdiction of, any particular territory. No Holder of a Note, Coupon or Receipt shall be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Holders except to the extent already provided for in Condition 12 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 12 (Taxation).

20. Further Issues

The Issuer may from time to time, without the consent of the Noteholders create and issue further Notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes of the Issuer.

21. Notices

(a) To Holders of Bearer Notes: Notices to Holders of Bearer Notes will, save where another means of effective communication has been specified herein or in the Final Terms, be deemed to be validly given if (i) published in a leading daily newspaper having general circulation in London (which is expected to be the Financial Times) and (ii) in the case of any Notes which are admitted to trading on the regulated market of the Luxembourg Stock Exchange (so long as such Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and the rules of that exchange so require), in a leading newspaper having general circulation in Luxembourg (which is expected to be the d’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu) or (in the case of (i) or (ii)), if such publication is not practicable in the opinion of the Trustee, if published in a leading English language daily newspaper having general circulation in Europe approved by the Trustee. The Issuer shall also ensure that notices are duly published in compliance with the requirements of each stock exchange, listing authority and/or quotation system on which the Notes have been admitted to listing, trading and/or quotation. Any notice so given will be deemed to have been validly given on the date of first such publication (or, if required to be published in more than one newspaper, on the first date on which publication shall have been made in all the required newspapers). Holders of Coupons will be deemed for all purposes to have notice of the contents of any notice given to Holders of Bearer Notes in accordance with this Condition.

(b) To Holders of Registered Notes: Notices to Holders of Registered Notes will be deemed to be validly given if sent by first class mail (or equivalent) or (if posted to an overseas address) by air mail to them (or, in the case of joint Holders, to the first-named in the Register) at their respective addresses as recorded in the Register, and will be deemed to have been validly given on the fourth weekday after the date of such mailing or, if posted from another country, on the fifth such day. With respect to Registered Notes admitted to trading on the regulated market of the Luxembourg Stock Exchange, any notices to Holders must also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu) and, in addition to the foregoing, will be deemed validly given only after the date of such publication.

22. Rounding

For the purposes of any calculations referred to in these Conditions (unless otherwise specified in these Conditions or the relevant Final Terms), (a) all percentages resulting from such calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with 0.000005 per cent. being rounded up to 0.00001 per cent.), (b) all United States dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one half cent being rounded up), (c) all Japanese Yen amounts used in or resulting from such calculations will be rounded downwards to the next lower whole Japanese Yen amount, and (d) all amounts denominated in any other currency used in or resulting from such calculations will be rounded to the nearest two decimal places in such currency, with 0.005 being rounded upwards.

23. Consolidation, Merger and Sale of Assets

The Issuer may, without the consent of the Noteholders, consolidate with, or merge into, or sell, transfer, lease or convey its assets substantially as an entirety to any other entity, provided that the Issuer has certified to the Trustee that (i) any successor entity expressly assumes the obligations of the Issuer under the Notes and any Coupons or the Trust Deed (as applicable) including any additional amounts (as referred to in Condition 12(c)), and (ii) after giving effect to the transaction, no Event of Default (as defined in Condition 13) and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing. In the case of an assumption by a successor entity of the Issuer’s obligation under the Notes and any Coupons to pay such additional amounts, references in Condition 12(a) or (b) to “the Republic of Finland” shall be deemed to refer to the jurisdiction in which such successor entity is organised.

24. Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999.

25. Governing Law and Jurisdiction

25.1 Governing Law: The Trust Deed, the Notes and all matters arising from or connected with the Notes are governed by, and shall be construed in accordance with, English law.

25.2 Jurisdiction: The Issuer has in the Trust Deed (i) submitted irrevocably to the exclusive jurisdiction of the courts of England for the purposes of settling any dispute (a “Dispute”) arising from or connected with the Trust Deed or the Notes; (ii) agreed that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue to the contrary; (iii) agreed that the submission to the courts of England (as described in (i) above) is for the benefit of the Trustee and the Noteholders only, as a result, nothing in the Trust Deed prevents the Trustee or any Noteholder from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction and to the extent allowed by law, the Trustee and Noteholders may take concurrent Proceedings in any number of jurisdictions; (iv) designated a person in England to accept service of any process on their behalf; (v) consented to the enforcement of any judgment and (vi) waived any immunity from any legal process it may otherwise have been afforded in any jurisdiction.

SCHEDULE 2

FORMS OF BEARER NOTES

Part A

Form Of Temporary Global Note

Series Number:
Serial Number:
Tranche Number:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]1

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS OBLIGATION (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]2

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

[1]	Legend to appear on every Note with a maturity of more than 365 days.
[2]	Insert only in case of Exemption Regulation Notes.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]3

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

TEMPORARY GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This global note is a Temporary Global Note without interest coupons and is issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by UPM-Kymmene Corporation (the “Issuer”).

The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee. Words and expressions defined in the Conditions (as defined in and scheduled to the Trust Deed) and the Trust Deed shall have the same meanings in this Temporary Global Note.

The Issuer for value received promises, all in accordance with the Conditions to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note for

[3]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

the time being from time to time represented hereby, on the maturity date specified in the Conditions or on such earlier date as any such Note may become due and payable in accordance with the Conditions, the Redemption Amount or, in the case of Instalment Notes, in respect of each such Note for the time being from time to time represented hereby, such Instalment Amounts on such dates as may be specified in the Conditions or, if any such Note shall become due and payable on any other date, the Redemption Amount and, in respect of each such Note, to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Except as specified in the Trust Deed, the bearer of this Temporary Global Note is entitled to the benefit of the Conditions and of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby and to the benefit of those provisions of the Conditions (and the obligations on the part of the Issuer contained therein) applicable specifically to Temporary Global Notes, and all payments under and to the bearer of this Temporary Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

Subject as provided in the Conditions with respect to Partly Paid Notes, this Temporary Global Note is exchangeable in whole or in part for a Permanent Global Note or, if so specified in the Final Terms, for Definitive Notes, or if so specified in the Final Terms, for Registered Notes or for a combination of Definitive Notes and Registered Notes. An exchange for a Permanent Global Note or, as the case may be, Definitive Notes will be made only on or after the exchange date (specified in the Final Terms (as defined in the Trust Deed) applicable to the Notes) and upon presentation or, as the case may be, surrender of this Temporary Global Note to the Principal Paying Agent at its specified office [and upon and to the extent of delivery to the Principal Paying Agent of a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”), or by any other relevant clearing system and dated not earlier than the exchange date in substantially the form set out in Annex I hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system]4. An exchange for Registered Notes will be made at any time [without any requirement to provide certificates] upon presentation or, as the case may be, surrender of this Temporary Global Note to the Principal Paying Agent at its specified office. Any Definitive Notes will be made available for collection by the persons entitled thereto at the specified office of the Principal Paying Agent. Any Registered Notes shall be made available in exchange in accordance with the Conditions and the Paying Agency Agreement (which shall apply as if the bearer of this Temporary Global Note were the bearer of the Notes represented hereby).

The Issuer undertakes to procure that the relevant Permanent Global Note, Definitive Notes and/or Registered Notes will be duly issued in accordance with the Conditions, the provisions hereof and of the Paying Agency Agreement.

The bearer of this Temporary Global Note shall not (unless, upon due presentation of this Temporary Global Note for exchange (in whole or in part) for a Permanent Global Note or for delivery of Definitive Notes and/or Registered Notes, such exchange or delivery is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment in respect of the Notes represented by this Temporary Global Note which falls due on or after the exchange date or be entitled to exercise any option on a date after the exchange date.

[Payments of interest otherwise falling due before the exchange date will be made only upon presentation of this Temporary Global Note at the specified office of any of the Paying Agents outside (unless Condition 11(a)(iv) of the Conditions applies) the United States and upon and to the extent of delivery to the relevant Paying Agent of a certificate or certificates issued by Euroclear or Clearstream, Luxembourg or by any other relevant clearing system and dated not earlier than the relevant interest payment date in substantially the form set out in Annex II hereto or, as the case may be, in the form that is customarily issued in such circumstances by such other clearing system.]

On any occasion on which a payment of interest is made in respect of this Temporary Global Note, the Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Temporary Global Note or on which this Temporary Global Note is exchanged in whole or in part as aforesaid or on which Notes represented by this Temporary Global Note are to be cancelled or (in the case of Partly Paid Notes) forfeited, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive or registered form or which are to be exchanged for a Permanent Global Note or which are to be cancelled or forfeited and (ii) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Notes represented by this Temporary Global Note, the Issuer shall procure that the appropriate notations are made on the Schedule hereto.

In the case of Partly Paid Notes, on each occasion that payment is made to the Issuer in accordance with the Conditions of any Partly Paid Instalment in respect of the Notes represented by this Temporary Global Note, the Issuer shall procure that (i) the aggregate principal amount of such payment and (ii) the increased principal amount of this Temporary Global Note (which shall be the previous principal amount hereof plus the amount referred to

[4]	Delete if TEFRA C applies as certifications are not required for an exchange of a Temporary Global Note for Definitive Notes or for payments of interest.

at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so noted.

Claims in respect of principal and interest (as each is defined in the Conditions) in respect of this Temporary Global Note shall become void unless they are presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Cancellation of any Note represented by this Temporary Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Temporary Global Note representing such Note on its presentation or to the order of any Paying Agent for endorsement in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons and Receipts are purchased therewith.

Notwithstanding Condition 21 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 21 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg [; provided, however, that, so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu)]5.

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

This Temporary Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

This Temporary Global Note shall not be valid for any purpose until authenticated for and on behalf of Citibank, N.A. as Principal Paying Agent.

AS WITNESS the [facsimile/manual] signature of a duly authorised officer of the Issuer.

BY:

[5]	Include where the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

[facsimile/manual signature]
([director/duly authorised])

ISSUED as of                      [Issue Date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as principal paying agent without recourse,

warranty or liability

By:
[manual signature]
(duly authorised)

THE SCHEDULE

Payments, Delivery of Definitive Notes or Registered Notes,

Exchange for Permanent Global Note, Exercise of Options, Forfeiture

(in the case of Partly Paid Notes) and Cancellation of Notes

Date of payment, delivery, exchange, exercise of option (and date upon which exercise is effective), forfeiture or cancellation	Aggregate amount of Partly Paid Instalments then paid (in the case of Partly Paid Notes)	Amount of interest then paid	Amount of principal then paid	Aggregate principal amount of Definitive or Registered Notes then delivered	Aggregate principal amount of this Temporary Global Note then exchanged for the Permanent Global Note	Aggregate principal amount of Notes then cancelled or, in the case of Partly Paid Notes, forfeited	Aggregate principal amount in respect of which option is exercised	Remaining principal amount of this Temporary Global Note	Authorised signature of the Principal Paying Agent

ANNEX I

Form of certificate to be given in relation to exchanges of this Temporary Global Note for the Permanent Global Note or Definitive Notes:

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Paying Agency Agreement as of the date hereof,                      principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) subscribing for or purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:                      6

Euroclear Bank S.A./N.V., as operator of the Euroclear System/Clearstream Banking, société anonyme, Luxembourg

By:
[authorised signature]

[6]	To be dated not earlier than the exchange date.

ANNEX II

Form of certificate to be given in relation to payments of interest falling due before the exchange date:

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our “Member Organisations”) substantially to the effect set forth in the Paying Agency Agreement as of the date hereof,                      principal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source (“United States persons”), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv) (“financial institutions”)) subscribing for or purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i)(D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We further certify (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the Temporary Global security excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as at the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:                     7

Euroclear Bank S.A./N.V., as operator of the Euroclear System/Clearstream Banking, société anonyme, Luxembourg

By:
[authorised signature]

[7]	To be dated not earlier than the relevant interest payment date.

ANNEX III

[Form of account holder’s certification referred to in the preceding certificates:]

[Aggregate principal amount and title of Notes]

(the “Securities”)

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to the United States Federal income taxation regardless of its source (“United States persons”), (ii) are owned by United States person(s) that (a) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) (“financial institutions”) subscribing for or purchasing for their own account or for resale, or (b) acquired the Securities through and are holding through on the date hereof (as such terms “acquired through” and “holding through” are described in U.S. Treasury Regulations Section 1.163-5(c) (2)(i) (D)(6)) foreign branches of United States financial institutions (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer’s agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is further to certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

As used herein, “United States” means the United States of America (including the States and the District of Columbia); and its “possessions” include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to                      of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Date:	[8]

[Account Holder] as or as agent for the beneficial owner of the Notes.

By:
[authorised signature]

[8]	To be dated not earlier than fifteen days before the exchange date or, as the case may be, the relevant interest payment date

Part B

Form of Permanent Global Note

Series Number:
Serial Number:
Tranche Number:

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]9

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS OBLIGATION (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]10

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

[9]	Legend to appear on every Note with a maturity of more than 365 days.
[10]	Insert only in case of Exemption Regulation Notes.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]11

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

PERMANENT GLOBAL NOTE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This global note is a Permanent Global Note without interest coupons and is issued in respect of an issue of [aggregate principal amount of Tranche] in aggregate principal amount of [title of Notes] (the “Notes”) by UPM-Kymmene Corporation (the “Issuer”).

The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time), (the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee. Words and expressions defined in the Conditions (as defined in and scheduled to the Trust Deed) and the Trust Deed shall have the same meanings in this Permanent Global Note.

The Issuer for value received promises, all in accordance with the Conditions, to pay to the bearer upon presentation or, as the case may be, surrender hereof in respect of each Note for the time being from time to time represented hereby, on the maturity date specified in the Conditions or on such earlier date as any such Note may become due and payable in

[11]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

accordance with the Conditions, the Redemption Amount or, in the case of Instalment Notes, in respect of each such Note for the time being from time to time represented hereby, such Instalment Amounts on such dates as may be specified in the Conditions or, if any such Note shall become due and payable on any other date, the Redemption Amount and, in respect of each such Note, to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Except as specified herein, the bearer of this Permanent Global Note is entitled to the benefit of the Conditions and of the same obligations on the part of the Issuer as if such bearer were the bearer of the Notes represented hereby and to the benefit of those Conditions (and the obligations on the part of the Issuer contained therein) applicable specifically to Permanent Global Notes, and all payments under and to the bearer of this Global Note shall be valid and effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes.

Interests in this Permanent Global Note will be exchanged (subject to the period allowed for delivery as set out in (i) below), in whole but not in part only and at the request of the bearer hereof, for Definitive Notes and/or (if so specified in the Final Terms) Registered Notes, (a) if Euroclear or Clearstream, Luxembourg or any other relevant clearing system is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business and does so cease business or (b) on the request of the bearer at any time or on the expiry of the relevant notice period, if so specified in the Final Terms. Whenever this Permanent Global Note is to be exchanged for Definitive Notes and/or Registered Notes, the Issuer shall procure the prompt delivery of such Definitive Notes and/or Registered Notes, duly authenticated and where and to the extent applicable, with Receipts, Coupons and Talons attached in an aggregate principal amount equal to the principal amount of this Permanent Global Note to the bearer hereof against its surrender at the specified office of the Principal Paying Agent within 30 days of the bearer requesting such exchange.

On any occasion on which a payment of interest is made in respect of this Permanent Global Note, the Issuer shall procure that the same is noted on the Schedule hereto.

On any occasion on which a payment of principal is made in respect of this Permanent Global Note or on which this Permanent Global Note is exchanged as aforesaid or on which any Notes represented by this Permanent Global Note are to be cancelled or (in the case of Partly Paid Notes) forfeited, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such payment is made (or, in the case of a partial payment, the corresponding part thereof) or which are delivered in definitive or registered form or which are to be cancelled or forfeited and (ii) the remaining principal amount of this Permanent Global Note (which shall be the previous principal amount hereof less the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

In the case of Partly Paid Notes, on each occasion that payment is made to the Issuer in accordance with the Terms and Conditions of any Partly Paid Instalment in respect of the Notes represented by this Permanent Global Note, the Issuer shall procure that (i) the aggregate principal amount of such payment and (ii) the increased principal amount of this Permanent Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently so noted.

On each occasion on which an option is exercised in respect of any Notes represented by this Permanent Global Note, the Issuer shall procure that the appropriate notations are made on the Schedule hereto.

Insofar as the Temporary Global Note by which the Notes were initially represented has been exchanged in part only for this Permanent Global Note and is then to be further exchanged as to the remaining principal amount or part thereof for this Permanent Global Note, then upon presentation of this Permanent Global Note to the Principal Paying Agent at its specified office and to the extent that the aggregate principal amount of such Temporary Global Note is then reduced by reason of such further exchange, the Issuer shall procure that (i) the aggregate principal amount of the Notes in respect of which such further exchange is then made and (ii) the new principal amount of this Permanent Global Note (which shall be the previous principal amount hereof plus the amount referred to at (i) above) are noted on the Schedule hereto, whereupon the principal amount of this Permanent Global Note shall for all purposes be as most recently noted.

Claims in respect of principal and interest (as defined in the Conditions) in respect of this Permanent Global Note shall become void unless it is presented for payment within a period of 10 years (in the case of principal) and 5 years (in the case of interest) from the appropriate Relevant Date.

Cancellation of any Note represented by this Permanent Global Note that is required by the Conditions to be cancelled (other than upon its redemption) shall be effected by reduction in the principal amount of this Permanent Global Note representing such Note on its presentation to or to the order of any Paying Agent for endorsement in the Schedule hereto, whereupon the principal amount hereof shall be reduced for all purposes by the amount so cancelled and endorsed.

The Issuer or any of its Subsidiaries may at any time purchase Notes in the open market or otherwise and at any price, provided that all unmatured Coupons and Receipts are purchased therewith.

Any option of the Issuer provided for in the Conditions shall be exercised by the Issuer giving notice to the Holders within the time limits set out in and containing the information required by the Conditions, except that the notice shall not be required to contain the serial numbers of Notes drawn in the case of a partial exercise of an option and accordingly no drawing of Notes shall be required. In the event that any option of the Issuer is exercised in respect of some but not all of the Notes, the rights of accountholders with a clearing system in respect of the Notes will be governed by the standard procedures of Euroclear, Clearstream, Luxembourg or any other clearing system (as the case may be).

Any option of the Holders provided for in the Conditions may be exercised by the bearer of this Permanent Global Note giving notice to the Principal Paying Agent (via the relevant clearing system) within the time limits relating to the deposit of Notes with a Paying Agent set out in the Conditions substantially in the form of the notice available from any Paying Agent, except that the notice shall not be required to contain the serial numbers of the Notes in respect of which the option has been exercised, and stating the principal amount of Notes in respect of which the option is exercised and at the same time presenting this Permanent Global Note to the Principal Paying Agent, or to a Paying Agent for notation accordingly in the Schedule hereto.

Notwithstanding Condition 21 (Notices), while all the Notes are represented by this Permanent Global Note (or by this Permanent Global Note and a temporary global note) and this Permanent Global Note is (or this Permanent Global Note and a temporary global note are) deposited with a depositary or a common depositary for Euroclear and/or Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 21 (Notices) on the date of delivery to Euroclear and/or Clearstream, Luxembourg [; provided, however, that, so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu)]12.

References herein to Euroclear and/or Clearstream, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

This Permanent Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

This Permanent Global Note shall not be valid for any purpose until authenticated for and on behalf of Citibank, N.A. as Principal Paying Agent.

AS WITNESS the [facsimile/manual] signature of a duly authorised officer on behalf of the Issuer.

By:
[facsimile/manual] signature
([director/duly authorised])

[12]	Include where the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

ISSUED as of

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as principal paying agent without recourse,

warranty or liability

By:
[manual signature]
(duly authorised)

EXCHANGE NOTICE

                    , being the bearer of this Global Note at the time of its deposit with the Principal Paying Agent at its specified office for the purposes of the Notes, hereby exercises the option set out above to have this Global Note exchanged in whole for Definitive Notes/Registered Notes [                     in aggregate principal amount of Definitive Notes and                      in aggregate principal amount of Registered Notes] and directs that [such Definitive Notes be made available for collection by it from the Principal Paying Agent’s specified office/and that/Certificates representing such Registered Notes be made available for collection at the specified office of the Registrar/be mailed to the (respective) address(es) of the registered holder(s) as set forth below].13

Details for insertion in register in respect of Registered Notes:

Name(s) and address(es) of registered holder(s)

By:
(duly authorised)

[13]	Delete and complete, as appropriate.

THE SCHEDULE

Payments, Delivery of Definitive Notes or Registered Notes, Further Exchanges of

the Temporary Global Note, Exercise of Options, Forfeiture

(in the case of Partly Paid Notes) and Cancellation of Notes

Date of payment, delivery, exchange, exercise of option (and date upon which exercise is effective), forfeiture or cancellation	Aggregate amount of Partly Paid Instalments then paid (in the case of Partly Paid Notes)	Amount of interest then paid	Amount of principal then paid	Aggregate principal amount of Definitive or Registered Notes then delivered	Aggregate principal amount of this Temporary Global Note then exchanged for the Permanent Global Note	Aggregate principal amount of Notes then cancelled or, in the case of Partly Paid Notes, forfeited	Aggregate principal amount in respect of which option is exercised	Remaining principal amount of this Temporary Global Note	Authorised signature of the Principal Paying Agent

[on the reverse of the Notes]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

Part C

Form of Definitive Note

On the face of the Note:

Series Number:

Serial Number:

Tranche Number:

[Denomination]

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]14

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]15

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE

[14]	Legend to appear on every Note with a maturity of more than 365 days.
[15]	Insert only in case of Exemption Regulation Notes.

BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]16

[Unless between individuals not acting in the conduct of a business or profession, each transaction regarding this Note which involves the physical delivery thereof within, from or into The Netherlands, must be effected (as required by the Dutch Savings Certificates Act (Wet inzake Spaarbewijzen) of 21 May 1985) through the mediation of the Issuer or an admitted institution of Euronext Amsterdam N.V., admitted in a function on one or more of the markets or systems operated by Euronext Amsterdam N.V. (toegelaten instelling) and must either be:

1.	for Notes qualifying as commercial paper between individuals or legal entities who or which trade or invest in securities in the conduct of a profession or trade (which includes banks, dealers, insurance companies, pension funds, other institutional investors and commercial enterprises which regularly, as an ancillary activity, invest in securities), or, in any other case

2.	recorded in a transaction Note which includes the name and address of each party to the transaction, the nature of the transaction and the details and serial number of this Note.][17]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This [title of Note] forms one of a series of [title of Notes] (the “Notes”) in an aggregate principal amount of [aggregate principal amount of series] issued by UPM-Kymmene Corporation as issuer (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, (the “Trust Deed”) made between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed).

[16]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.
[17]	[The legend should be placed on zero coupon or discounted Notes and Notes on which interest only becomes due and at maturity and which are issued within The Netherlands, or issued outside The Netherlands and distributed within The Netherlands in the course of initial distribution or immediately thereafter.]

The Issuer for value received promises, all in accordance with the terms and conditions endorsed hereon (the “Conditions”), the relevant Final Terms referred to therein and prepared in relation to the Notes and the Trust Deed to pay to the bearer upon presentation or, as the case may be, surrender hereof on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith the Redemption Amount or, if this Note is an Instalment Note, such Instalment Amounts on such dates as may be specified in the Conditions or if this Note shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note.

[This Note shall not/Neither this Note nor any of the interest coupons[, talons or receipts] appertaining hereto shall] be valid for any purpose until this Note has been authenticated for and on behalf of Citibank, N.A. as principal paying agent.

This Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [facsimile/manual] signature of a duly authorised officer on behalf of the Issuer.

By:
[facsimile/manual] signature
[(director/duly authorised)]

ISSUED as of                      [Issue Date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as principal paying agent

without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

[On the reverse of the Notes:]

Terms and Conditions

[As contemplated in the Base Prospectus and as amended supplemented or replaced by the relevant Final Terms]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

PAYING AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG S.A. 50 Avenue John F. Kennedy L-2951 Luxembourg	CITIBANK, N.A. 5 Carmelite Street London EC4Y 0PA

Part D

Forms of Coupons

[Attached to the Notes (interest-bearing, fixed rate or fixed coupon amount and having Coupons):]

[On the front of Coupon:]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

Global Medium Term Note Programme

[Amount and title of Notes]

Series No:

Serial Number of Note:

Tranche No:

Coupon for [amount due] due on [date] [Interest Payment Date falling in [month, year]]18

Such amount is payable (subject to the Conditions applicable to the Note to which this Coupon appertains, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) against surrender of this Coupon at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further fiscal or paying agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such Conditions).

[The attention of Couponholders is drawn to Condition 11(a)(vi)(A) of the Conditions. The Note to which this Coupon appertains may, in certain circumstances specified in such Conditions, fall due for redemption before the due date in relation to this Coupon. In such event the Paying Agent to which such Note is presented for redemption may determine, in accordance with the aforesaid Condition 11(a)(vi)(A) that this Coupon is to become void.]19

[18]	Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention.
[19]	This wording is only required if the provisions of paragraph (A) of Condition 11(a)(vi) apply and the aggregate amount of interest payments due in respect of the relevant Note exceeds the Redemption Amount due in respect of such Note.

AS WITNESS the [facsimile/manual] signature of a duly authorised officer on behalf of the Issuer.

By:
[facsimile/manual] signature
(director/duly authorised)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]20

[20]	Legend to appear on every Coupon relating to a Note with a maturity of more than 365 days.

[Attached to the Note (interest-bearing, floating rate or variable coupon amount and having Coupons):]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

Global Medium Term Note Programme

[Amount and title of Notes]

Series No:

Serial Number of Note:

Tranche No:

Coupon for the amount due on [date] [Interest Payment Date falling in [month, year]]21

[Coupon relating to the Note in the principal amount of                     ]22

Such amount is payable (subject to the Conditions applicable to the Note to which this Coupon appertains, which shall be binding on the Holder of this Coupon whether or not it is for the time being attached to such Note) against surrender of this Coupon at the specified office of the Principal Paying Agent or any of the Paying Agents set out on the reverse hereof (or any other or further Paying Agents and/or specified offices from time to time designated for the purpose by notice duly given in accordance with such Conditions).

[The Note to which this Coupon appertains may, in certain circumstances specified in such Conditions, fall due for redemption before the due date in relation to this Coupon. In such event, this Coupon will become void and no payment will be made in respect hereof.]23

[21]	Only necessary where Interest Payment Dates are subject to adjustment in accordance with a Business Day Convention.
[22]	This wording is only required for Notes which are issued in more than one denomination.
[23]	Delete if the provisions of paragraph (B) of Condition 11(a)(vi) does not apply.

AS WITNESS the [facsimile/manual] signature of a duly authorised officer on behalf of the Issuer.

By:
[facsimile/manual] signature
(director/duly authorised)

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]24

[24]	Legend to appear on every Coupon relating to a Note with a maturity of more than 365 days.

[On the reverse of each Coupon:]

PRINCIPAL PAYING AGENT:	CITIBANK, N.A.
5 Carmelite Street
London EC4Y 0PA

PAYING AGENTS:	BANQUE GÉNÉRALE DU
LUXEMBOURG S.A.
50 Avenue John F Kennedy
L-2951 Luxembourg

CITIBANK, N.A.
5 Carmelite Street
London EC4Y 0PA

Part E

Form of Talon

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

Global Medium Term Note Programme

[Amount and title of Notes]

Series No:

Serial Number of Note:

Tranche No:

Talon for further Coupons

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.]25

After all the Coupons appertaining to the Note to which this Talon appertains have matured, further Coupons [(including, where appropriate, a Talon for further Coupons)] will be issued at the specified office of the Principal Paying Agent or any of the Paying Agents set out in the reverse hereof (or any other or further paying agents and/or specified offices from time to time designated by notice duly given in accordance with the Conditions applicable to the Note to which this Talon appertains (which shall be binding on the Holder of this Talon whether or not it is for the time being attached to such Note)) upon production and surrender of this Talon upon and subject to such Conditions.

Under the said Conditions, such Note may, in certain circumstances, fall due for redemption before the original due date for exchange of this Talon and in any such event this Talon shall become void and no exchange shall be made in respect hereof.

[25]	Legend to appear on every Talon relating to a Note with a maturity of more than 365 days.

[On the reverse of each Talon:]

PRINCIPAL PAYING AGENT:	CITIBANK, N.A.
5 Carmelite Street
London EC4Y 0PA

PAYING AGENTS:	BANQUE GÉNÉRALE DU
LUXEMBOURG S.A.
50 Avenue John F Kennedy
L-2951 Luxembourg

CITIBANK, N.A.
5 Carmelite Street
London EC4Y 0PA

Part F

Form of Receipt

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

Global Medium Term Note Programme

[Amount and title of Notes]

Series No:

Serial Number of Note:

Tranche No:

Receipt for the sum of                      being the instalment of principal payable in accordance with the Conditions endorsed on the Note to which this Receipt appertains on                     .

This Receipt is issued subject to and in accordance with the Conditions applicable to the Note to which this Receipt appertains which shall be binding on the Holder of this Receipt whether or not it is for the time being attached to such Note.

This Receipt must be presented for payment together with the Note to which it appertains in accordance with the Conditions.

This Receipt is not and shall not in any circumstances be deemed to be a document of title and if separated from the Note to which it appertains will not represent any obligation of the Issuer. Accordingly, the presentation of such Note without this Receipt or the presentation of this Receipt without such Note will not entitle the Holder to any payment in respect of the relevant instalment of principal.

If the Note to which this Receipt appertains shall have become due and payable before the due date for payment of the instalment of principal relating to this Receipt, this Receipt shall become void and no payment shall be made in respect of it.

SCHEDULE 3

FORMS OF REGISTERED NOTES

Part A

Form of Unrestricted Global Note Certificate

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY (“DTC”) FOR THE PURPOSE) (COLLECTIVELY, “CEDE & CO.”) AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS OBLIGATION (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER

WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]26

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]27

Series Number:
Serial Number:
Tranche Number:

[Denomination]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

UNRESTRICTED GLOBAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This unrestricted global note certificate is issued in respect of the [title of the Notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency

[26]	Insert only in case of Exemption Regulation Notes.
[27]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee.

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to

________________________________________________________________________________________________________

                                                              of                                                                                                                                                                                                                                                                                                                                                                                   (being the person registered in the register referred to below) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

Transfers of this Unrestricted Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor’s nominee.

This Unrestricted Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Unrestricted Individual Note Certificates”) in substantially the form (subject to completion) set out in Part D of Schedule 3 (Form of Unrestricted Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(i)	DTC notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to this Unrestricted Global Note Certificate or ceases to be a clearing agency (as defined in the United States Securities Exchange Act of 1934), or is at any time no longer eligible to act as such, and the Issuer is (in the case of DTC ceasing to be a depositary) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC;

(ii)	Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg, (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(iii)	any of the circumstances described in Condition 13 (Events of Default) occurs.

Such exchange shall be effected in accordance with the provisions of this Unrestricted Global Note Certificate. The Issuer shall notify the Holder of the occurrence of any of the events specified in paragraph (i), (ii) and (iii) above as soon as practicable thereafter.

Whenever this Unrestricted Global Note Certificate is to be exchanged for Unrestricted Individual Note Certificates, such Unrestricted Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Unrestricted Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, DTC, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Unrestricted Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Unrestricted Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Unrestricted Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder [or the Trustee], but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

If a holder of a beneficial interest in the Notes represented by this Unrestricted Global Note Certificate wishes at any time to transfer such beneficial interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the restricted global note certificate issued in relation to the Notes (the “Restricted Global Note Certificate”), such holder may transfer such beneficial interest in accordance with the rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg and the terms of this paragraph. Upon receipt by the Registrar of:

(i)	notification by DTC, Euroclear and/or Clearstream, Luxembourg (as applicable), or their respective custodians or depositories, that the appropriate debit and credit entries have been made in the accounts of the relevant participants of DTC, Euroclear and/or Clearstream, Luxembourg (as the case may be); and

(ii)	a certificate in the form of Schedule 5 (Form of Transfer Certificate) to the Paying Agency Agreement given by the holder of such beneficial interest requesting such transfer or exchange and, in the case of transfer or exchange on or prior to the fortieth day after the date of issue of this Unrestricted Global Note Certificate, stating that the transfer or exchange of such interest has been made in compliance with the transfer restrictions applicable to the Notes and that the person transferring such interest in this Unrestricted Global Note Certificate reasonably believes that the person acquiring such interest in the Restricted Global Note Certificate is a qualified institutional buyer (as defined in Rule 144A under the United States Securities Act of 1933) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A, the Issuer shall procure that (i) the Registrar decreases the aggregate principal amount of this Unrestricted Global Note Certificate by the principal amount of Notes the subject of such transfer and increases the aggregate principal amount of the Restricted Global Note Certificate by such principal amount and (ii) appropriate entries are made in the records of the DTC Custodian so as to reflect such decrease and increase.

Save as otherwise provided herein, the Holder of this Unrestricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Unrestricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Unrestricted Global Note Certificate.

Notwithstanding Condition 21 (Notices), so long as this Unrestricted Global Note Certificate is held on behalf of DTC, notices to Holders of Notes represented by this Unrestricted Global Note Certificate may be given by delivery of the relevant notice to DTC; [provided, however, that, so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu)].28

The statements set out in the legends above are an integral part of this Unrestricted Global Note Certificate and, by acceptance hereof, each Holder of this Unrestricted Global Note Certificate agrees to be subject to and bound by such legends.

This Unrestricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Unrestricted Global Note Certificate.

This Unrestricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as registrar.

This Unrestricted Global Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [facsimile/manual] signature of a duly authorised person on behalf of the Issuer.

By:
[facsimile/manual signature]
(duly authorised)

[28]	Include where the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

ISSUED as of [issue date]

AUTHENTICATED for and on behalf of CITIBANK, N.A.

as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                         , being the registered holder of this Unrestricted Global Note Certificate, hereby transfers to of

__________________________________________________________________________________________________________

__________________________________________________________________________,

[currency]                      in principal amount of the [title of notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., in its capacity as registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:	__________

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Unrestricted Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

[Attached to each Unrestricted Global Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y 0PA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

Part B

Form of Restricted Global Note Certificate

CUSIP Number:

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY SUBSCRIBING FOR OR PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) TO THE ISSUER, OR ITS AFFILIATES.

IF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER PERSON AS MAY BE NOMINATED BY THE DEPOSITORY TRUST COMPANY (“DTC”) FOR THE PURPOSE) (COLLECTIVELY, “CEDE & CO.”) AS NOMINEE FOR DTC, THEN, UNLESS THIS NOTE CERTIFICATE IS PRESENTED BY AN AUTHORISED REPRESENTATIVE OF DTC TO THE ISSUER OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE CERTIFICATE ISSUED UPON REGISTRATION OF TRANSFER OR EXCHANGE OF THIS NOTE CERTIFICATE IS REGISTERED IN THE NAME OF CEDE & CO. (OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORISED REPRESENTATIVE OF DTC) AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, SINCE THE REGISTERED OWNER HEREOF, CEDE & CO. (OR, AS THE CASE MAY BE, SUCH OTHER PERSON), HAS AN INTEREST HEREIN.

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS OBLIGATION (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]29

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]30

[29]	Insert only in case of Exemption Regulation Notes.
[30]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

Series Number:

Serial Number:

[Tranche Number:

[Denomination]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

RESTRICTED GLOBAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This restricted global note certificate is issued in respect of the                      [title of the Notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee.

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to of

(being the person registered in the register referred to below) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

Transfers of this Restricted Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of DTC or to a successor of DTC or to such successor’s nominee.

This Restricted Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Restricted Individual Note Certificates”) in substantially the form (subject to completion) set out in Part E of Schedule 3 (Form of Restricted Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(i)	DTC notifies the Issuer that it is no longer willing or able to discharge properly its responsibilities as depositary with respect to this Restricted Global Note Certificate or ceases to be a clearing agency (as defined in the United States Securities Exchange Act of 1934), or is at any time no longer eligible to act as such, and the Issuer is (in the case of DTC ceasing to be a depositary) unable to locate a qualified successor within 90 days of receiving notice of such ineligibility on the part of DTC; or

(iii)	any of the circumstances described in Condition 13 (Events of Default) occurs.

Such exchange shall be effected in accordance with the provisions of this Restricted Global Note Certificate. The Issuer shall notify the Holder of the occurrence of any of the events specified in (i) and (ii) as soon as practicable thereafter.

Whenever this Restricted Global Note Certificate is to be exchanged for Restricted Individual Note Certificates, such Restricted Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Restricted Global Note Certificate against the surrender of this Restricted Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar within five business days of:

(i)	the delivery to the Registrar, by or on behalf of the Holder, DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme, Luxembourg, (“Clearstream, Luxembourg”) of such information as is required to complete and deliver such Restricted Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Restricted Individual Note Certificates are to be registered and the principal amount of each such person’s holding); and

(ii)	the delivery to the Registrar of a certificate given by or on behalf of the holder of each beneficial interest in this Restricted Global Note Certificate stating either (a) that such holder is not transferring its interest at the time of such exchange or (b) that the transfer or exchange of such interest has been made in compliance with the transfer restrictions applicable to the Notes and that the person transferring such interest reasonably believes that the person acquiring such interest is a qualified institutional buyer (as defined in Rule 144A under the United States Securities Act of 1933 (the “Securities Act”)) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A.

Such exchange shall be effected in accordance with the provisions of the Paying Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

If a holder of a beneficial interest in the Notes represented by this Restricted Global Note Certificate wishes at any time to transfer such beneficial interest to a person who wishes to take delivery thereof in the form of a beneficial interest in the unrestricted global note certificate issued in relation to the Notes (the “Unrestricted Global Note Certificate”), such holder may transfer such beneficial interest in accordance with the rules and operating procedures of DTC, Euroclear and/or Clearstream, Luxembourg and the terms of this paragraph. Upon receipt by the Registrar of:

(i)	notification by DTC, Euroclear and/or Clearstream, Luxembourg (as applicable), or their respective custodians or depositaries, that the appropriate debit and credit entries have been made in the accounts of the relevant participants of DTC, Euroclear and/or Clearstream, Luxembourg (as the case may be); and

(ii)	a certificate in the form of Schedule 5 (Form of Transfer Certificate) to the Paying Agency Agreement given by the holder of such beneficial interest stating that the transfer or exchange of such interest has been made in compliance with the transfer restrictions applicable to the Notes and that (a) such transfer or exchange has been made pursuant to and in accordance with Regulation S (“Regulation S”) under the United States Securities Act of 1933 (the “Securities Act”) or (b) the Notes are being exchanged or transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act, the Issuer shall procure that (a) the Registrar decreases the aggregate principal amount of this Restricted Global Note Certificate by the principal amount of Notes the subject of such transfer and increases the aggregate principal amount of the Unrestricted Global Note Certificate by such principal amount and (b) appropriate entries are made in the records of the DTC Custodian so as to reflect such decrease and increase.

Save as otherwise provided herein, the Holder of this Restricted Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Restricted Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Restricted Global Note Certificate.

Notwithstanding Condition 21 (Notices), so long as this Restricted Global Note Certificate is held on behalf of DTC, notices to Holders of Notes represented by this Restricted Global Note Certificate may be given by delivery of the relevant notice to DTC; [provided, however, that, so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu)].31

The statements set out in the legends above are an integral part of this Restricted Global Note Certificate and, by acceptance hereof, each Holder of this Restricted Global Note Certificate agrees to be subject to and bound by such legends.

This Restricted Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Restricted Global Note Certificate.

This Restricted Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as registrar.

This Restricted Global Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

[31]	Include where the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

AS WITNESS the [facsimile/manual] signature of a duly authorised person on behalf of the Issuer.

By:
[facsimile/manual] signature
(duly authorised)

ISSUED as of                      [issue date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                     ., being the registered holder of this Restricted Global Note Certificate, hereby transfers to of

                                                                                          ,

[currency]                  in principal amount of the                      [title of notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., in its capacity as registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Restricted Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

[Attached to each Restricted Global Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y 0PA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

Part C

Form of International Global Note Certificate

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS OBLIGATION (OR ANY INTEREST THEREIN) FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]32

[THIS NOTE (OR ANY INTEREST THEREIN) MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS OBLIGATION (OR ANY INTEREST THEREIN), BY SUBSCRIBING FOR OR PURCHASING SUCH OBLIGATION (OR ANY INTEREST THEREIN), WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH OBLIGATION (OR ANY INTEREST THEREIN) MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]33

ISIN:

Series Number:

Serial Number:

[32]	Insert only in case of Exemption Regulation Notes.
[33]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

Tranche	Number:

[Denomination]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

INTERNATIONAL GLOBAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This international global note certificate is issued in respect of the                      [title of the Notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”). The Notes are constituted by a trust deed 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee.

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to of

                                                                                                                                                                                 (being the person registered in the register referred to below) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

This International Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed international individual note certificates (“International Individual Note Certificates”) in substantially the form (subject to completion) set out in Part F of Schedule 3 (Form of International Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(i)	Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream, Luxembourg”) is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(ii)	any of the circumstances described in Condition 13 (Events of Default) occurs.

Such exchange shall be effected in accordance with the provisions of this International Global Note Certificate. The Issuer shall notify the Holder of the occurrence of any of the events specified in (a) and (b) as soon as practicable thereafter.

Whenever this International Global Note Certificate is to be exchanged for International Individual Note Certificates, such International Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this International Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such International Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the International Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this International Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Paying Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder [or the Trustee], but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

Save as otherwise provided herein, the Holder of this International Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this International Global Note Certificate.

Notwithstanding Condition 21 (Notices), so long as this International Global Note Certificate is held on behalf of Euroclear, Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this International Global Note Certificate may be given by delivery of the relevant notice to Euroclear, Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; [provided, however, that, so long as the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange and its rules so require, notices will also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the D’Wort) or on the website of the Luxembourg Stock Exchange (www.bourse.lu)].34

This International Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this International Global Note Certificate.

This International Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as registrar.

This International Global Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [facsimile/manual] signature of a duly authorised person on behalf of the Issuer.

By:
[facsimile/manual] signature
(duly authorised)

ISSUED on                      [issue date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

[34]	Include where the Notes are admitted to trading on the regulated market of the Luxembourg Stock Exchange.

FORM OF TRANSFER

FOR VALUE RECEIVED                     ., being the registered holder of this International Global Note Certificate, hereby transfers to of

                                                                                                                                                                                                                             ,

[currency]                      in principal amount of the                      [title of notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., in its capacity as registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this International Global Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of this Note Certificate shall be in an amount equal to the minimum denomination as may be specified in the relevant Final Terms or an integral multiple thereof.

[Attached to the International Global Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y 0PA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

Part D

Form of Unrestricted Individual Note Certificate

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]35

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]36

Serial Number:

Series Number:

Serial Number:

Tranche Number:

[Denomination]

[35]	Insert only in case of Exemption Regulation Notes.
[36]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

UNRESTRICTED INDIVIDUAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This individual note certificate is issued in respect of the [title of the Notes] (the “Notes”) of [UPM-Kymmene Corporation (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee.

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to of

(being the person registered in the register referred to below) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as registrar.

This Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [facsimile/manual] signature of a duly authorised person on behalf of the Issuer.

By:
[facsimile/manual] signature
(duly authorised)

ISSUED as of                      [issue date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                              , being the registered holder of this Note Certificate, hereby transfers to of

[currency]                      in principal amount of the                      [title of notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., in its capacity as registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(c)	Any transfer of this Note Certificate shall be in an amount equal to the minimum denomination as may be specified in the relevant Final Terms or an integral multiple thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y OPA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

Part E

Form of Restricted Individual Note Certificate

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY SECURITIES LAW OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY SUBSCRIBING FOR OR PURCHASING THE NOTES REPRESENTED HEREBY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THE NOTES REPRESENTED HEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR A PERSON PURCHASING FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) TO THE ISSUER, OR [ITS RESPECTIVE] AFFILIATES.

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]37

[37]	Insert only in case of Exemption Regulation Notes.

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]38

Series Number:

Serial Number:

Tranche Number:

[Denomination]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

RESTRICTED INDIVIDUAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This individual note certificate is issued in respect of the [title of the Notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed and are the subject of an amended and restated paying agency agreement dated 11 October 2005 (as amended or supplemented from time to time, the “Paying Agency Agreement”) and made between the Issuer and Citibank, N.A. as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes), Citibank, N.A. as principal registrar and the Trustee.

[38]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to

                                                      of                                                                                                                                                         (being the person registered in the register referred to below) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

The statements set out in the legend above are an integral part of this Note Certificate and, by acceptance hereof, each Holder of this Note Certificate agrees to be subject to and bound by such legends.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of Citibank, N.A. as registrar.

This Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the [facsimile/manual] signature of a duly authorised person on behalf of the Issuer.

By:
[facsimile/manual] signature
(duly authorised)

ISSUED as of                      [issue date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as registrar without recourse, warranty

or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                                                              ., being the registered holder of this Note Certificate, hereby transfers to                                                                   of                                                                                                                    [currency]

                                                                                                                                                                                                                          in principal amount of the [title of notes] (the “Notes”) of UPM-Kymmene Corporation (the “Issuer”) and irrevocably requests and authorises Citibank, N.A., in its capacity as registrar in relation to the Notes (or any successor to Citibank, N.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

We, as transferor of the Notes represented by this Note Certificate, hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Base Prospectus relating to the Notes and in accordance with the terms of any legend on this Certificate and that we are transferring such Notes:1

A.	☐	to a person whom we reasonably believe is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a qualified institutional buyer (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”)); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A and such transaction meets the requirements of Rule 144A and is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; or

B.	☐	to the Issuer or any of [its respective] affiliates; or

C.	☐	in accordance with Regulation S under the Securities Act, and, accordingly, we hereby certify that: (i) the offer of the Notes was not made to a person in the United States;

	☐[2]	(ii) at the time the buy order was originated, the buyer was outside the United States or we or any person acting on our behalf reasonably believed that the buyer was outside the United States; or

☐[2]

(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf know that the transaction was prearranged with a

[1]	Tick one of the following boxes A, B, C or D.
[2]	Tick box for one of alternative sub-paragraphs (ii) as appropriate.

buyer in the United States;

(iii)  no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;

(iv)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)    with regard to transfers occurring within the period prior to and including the fortieth day after the issue date of the Notes, the Notes to which this form of transfer relates shall be held through either Euroclear or Clearstream, Luxembourg; or

D.	☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available.

If none of the foregoing boxes is ticked, the Registrar shall not be obliged to register the transfer of the Notes.

Dated:

By:
(duly authorised)

Notes:

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Note Certificate.

(i)	A representative of such registered Holder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iii)	Any transfer of this Note Certificate shall be in an amount equal to the minimum denomination as may be specified in the relevant Final Terms or an integral multiple thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y 0PA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

Part F

Form of International Individual Note Certificate

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”) OTHER THAN PROFESSIONAL MARKET PARTIES (“PMPS”) WITHIN THE MEANING OF THE EXEMPTION REGULATION UNDER THE DUTCH ACT ON THE SUPERVISION OF CREDIT INSTITUTIONS 1992.

EACH DUTCH RESIDENT BY SUBSCRIBING FOR OR PURCHASING THIS NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT IT IS A PMP AND IS ACQUIRING THIS NOTE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP.

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS OTHER THAN A PMP ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A PMP AND THAT (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]39

[THIS NOTE MAY NOT BE SOLD, TRANSFERRED OR DELIVERED TO INDIVIDUALS OR LEGAL ENTITIES WHO ARE ESTABLISHED, DOMICILED OR HAVE THEIR RESIDENCE IN THE NETHERLANDS (“DUTCH RESIDENTS”).

EACH HOLDER OF THIS NOTE, BY SUBSCRIBING FOR OR PURCHASING SUCH NOTE, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED FOR THE BENEFIT OF THE ISSUER THAT (1) SUCH NOTE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO DUTCH RESIDENTS AND (2) THE HOLDER WILL PROVIDE NOTICE OF THE TRANSFER RESTRICTIONS DESCRIBED HEREIN TO ANY SUBSEQUENT TRANSFEREE.]40

Series Number:

Serial Number:

Tranche Number:

[Denomination]

UPM-KYMMENE CORPORATION

(incorporated in the Republic of Finland)

[39]	Insert only in case of Exemption Regulation Notes.
[40]	Insert only in case of Notes issued that may not be offered or sold to Dutch Residents.

EUR5,000,000,000

GLOBAL MEDIUM TERM NOTE PROGRAMME

INTERNATIONAL INDIVIDUAL NOTE CERTIFICATE

representing up to

[Aggregate principal amount of Tranche]

[Title of Notes]

This international individual note certificate forms one of a series of [title of Notes] (the “Notes”) in an aggregate principal amount of [insert aggregate principal amount of series] issued by UPM-Kymmene Corporation as issuer (the “Issuer”). The Notes are constituted by a trust deed dated 11 October 2005 (as amended or supplemented from time to time, the “Trust Deed”) and made between the Issuer and Citicorp Trustee Company Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed).

The Issuer for value received promises, all in accordance with the terms and conditions attached hereto (the “Conditions”) to pay to

________________________________________________________________________________________________________

________________________________________________________________________________________________________

         of                                                                                                                                                                                                      (being the person registered in the register referred to below or, if more than one person is so registered, the first-named of such persons) on the maturity date specified in the Conditions or on such earlier date as the same may become payable in accordance therewith, the Redemption Amount or, if the Notes represented hereby are Instalment Notes, such Instalment Amounts on such dates as may be specified in the Conditions or, if the Notes represented hereby shall become due and payable on any other date, the Redemption Amount and to pay interest and all other amounts as may be payable pursuant to the Conditions, all subject to and in accordance therewith.

Words and expressions defined in the Conditions shall have the same meanings when used on the face of this Note Certificate.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register maintained by the Registrar and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of the Registrar.

This Note Certificate and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

AS WITNESS the Issuer has caused this Note Certificate to be executed by the facsimile or manual signature of a duly authorised officer of the Issuer.

By:
[facsimile/manual] signature
([director/duly authorised])

ISSUED in                      as of [Issue Date]

AUTHENTICATED for and on behalf of

CITIBANK, N.A.

as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                                                                              ., being the registered Holder (or first named of joint Holders) of this Note Certificate, hereby transfers to

of                                                                                                                                                                                                              in principal amount of Notes represented hereby and irrevocably requests and authorises the Registrar to effect the relevant transfer by means of appropriate entries in the register kept by it.

We, as transferor of the Notes represented by this Note Certificate, hereby certify that such Notes are being transferred in accordance with the transfer restrictions set forth in the Base Prospectus relating to the Notes and in accordance with the terms of any legend on this Certificate and that we are transferring such Notes:1

A.	☐	to a person whom we reasonably believe is purchasing for its own account or accounts as to which it exercises sole investment discretion; such person and each such account is a qualified institutional buyer (as defined in Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”)); the purchaser is aware that the sale to it is being made in reliance upon Rule 144A and such transaction meets the requirements of Rule 144A and is in accordance with any applicable securities laws of any state of the United States or any other jurisdiction; or

B.	☐	to the Issuer or any of [its respective] affiliates; or

C.	☐	in accordance with Regulation S under the Securities Act, and, accordingly, we hereby certify that: (i) the offer of the Notes was not made to a person in the United States;

	☐[2]	(ii) at the time the buy order was originated, the buyer was outside the United States or we or any person acting on our behalf reasonably believed that the buyer was outside the United States; or

☐[2]

(ii)    the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf know that the transaction was prearranged with a buyer in the United States;

[1]	Tick one of the following boxes A, B, C or D.
[2]	Tick box for one of alternative sub-paragraphs (ii) as appropriate.

(iii)  no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of

         Regulation S, as applicable;

(iv)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(v)    with regard to transfers occurring within the period prior to and including the fortieth day after the issue date of the

         Notes, the Notes to which this form of transfer relates shall be held through either Euroclear or Clearstream,

         Luxembourg; or

D.	☐	Pursuant to an exemption from registration provided by Rule 144 under the Securities Act, if available.

If none of the foregoing boxes is ticked, the Registrar shall not be obliged to register the transfer of the Notes.

Dated:	__________

By:
(duly authorised)

Notes:

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered Holder as it appears on the face of this Note Certificate.

(i)	A representative of such registered Holder should state the capacity in which he signs e.g. executor.

(ii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered Holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iii)	Any transfer of this Note Certificate shall be in an amount equal to the minimum denomination as may be specified in the relevant Final Terms or an integral multiple thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in Schedule 1 to the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
CITIBANK, N.A.	CITIBANK, N.A.
5 Carmelite Street	5 Carmelite Street
London EC4Y 0PA	London EC4Y 0PA

PAYING AGENTS AND TRANSFER AGENTS

BANQUE GÉNÉRALE DU LUXEMBOURG

50 Avenue John F Kennedy

L-2951 Luxembourg

CITIBANK, N.A.

5 Carmelite Street

London EC4Y 0PA

SCHEDULE 4

PROVISIONS FOR MEETINGS OF HOLDERS OF BEARER NOTES AND REGISTERED NOTES

1.	Definitions: In this Trust Deed and the Conditions, the following expressions have the following meanings:

1.1	In relation to Meetings of holders of Registered Notes and/or holders of Bearer Notes:

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three-quarters of the votes cast;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Relevant Fraction” means:

(a)	for all business other than voting on an Extraordinary Resolution, one-tenth;

(b)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

(c)	for voting on any Extraordinary Resolution relating to a Reserved Matter, three-quarters;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one-quarter;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes, to reduce the amount of principal or interest payable on any date in respect of the Notes or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(b)	to effect the exchange or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed;

(c)	to change the currency in which amounts due in respect of the Notes are payable;

(d)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(e)	to amend this definition;

“Written Resolution” means a resolution in writing signed by or on behalf of all holders of Notes who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

1.2	In relation to Meetings of holders of Bearer Notes only:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Paying Agent and dated:

(a)	certifying that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting specified in such document; and

(ii)	the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the Deposited Notes and notification thereof by such Paying Agent to the Issuer and the Trustee; and

(b)	certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(c)	listing the total number and (if in definitive form) the certificate numbers of the Deposited Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution (or those in respect of which instructions have been given that no vote should be cast in respect of such resolution); and

(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes in accordance with such instructions;

“Deposited Notes” means certain specified Bearer Notes which have been deposited with a Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system, for the purposes of the issuance of a Block Voting Instruction or a Voting Certificate;

“Proxy”, in the case of Bearer Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

(a)	any such person whose appointment has been revoked and in relation to whom the relevant Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Voter” means, in relation to any Meeting, the bearer of a Voting Certificate, Proxy or the bearer of a Definitive Note who produces such Definitive Note at the Meeting;

“Voting Certificate” means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)	that the Deposited Notes have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(i)	the conclusion of the Meeting specified in such certificate; and

(ii)	the surrender of such certificate to such Paying Agent; and

(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

1.3	In relation to any Meeting of the holders of Registered Notes:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Registrar and dated:

(a)	certifying:

(i)	that certain specified Registered Notes (each a “Blocked Note”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)	that each registered holder of certain specified Registered Notes (each a “Relevant Note”) or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; (or those in respect of which instructions have been given that no vote should be cast in respect of such resolution); and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Registered Notes held by such Noteholder;

“Proxy”, in the case of Registered Notes means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Voter” means, in relation to any Meeting, (a) a Proxy or (b) (subject to paragraph 5 (Record Date) below) a Noteholder; provided, however, that (subject to paragraph 5 (Record Date) below) any Noteholder which has appointed a Proxy under a Block

Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

2.	Issue of Voting Certificates, Block Voting Instructions and Forms of Proxy

2.1	Bearer Notes:

The holder of a Bearer Note may obtain a Voting Certificate from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction by depositing such Bearer Note with such Paying Agent or arranging for such Bearer Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the Deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Bearer Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Bearer Note;

2.2	Registered Notes:

The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Registered Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Registered Note may require the Registrar to issue a Block Voting Instruction by delivering to the Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from the Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Registered Note.

3.	References to deposit/release or blocking/release of Notes:

3.1	Bearer Notes

Where Bearer Notes are represented by a Temporary Global Note and/or a Permanent Global Note or are held in definitive form within a clearing system, references to the deposit, or release, of Bearer Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system; or

3.2	Registered Notes

Where Registered Notes are represented by a Global Note Certificate or are held in definitive form within a clearing system, references to the blocking, or release, of Registered Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.	Validity of Block Voting Instructions and Forms of Proxy:

4.1	Bearer Notes

A Block Voting Instruction in relation to Bearer Notes shall be valid only if it is deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

4.2	Registered Notes

Block Voting Instructions in relation to Registered Notes and Forms of Proxy shall be valid only if deposited at the specified office of the Registrar or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	In relation to Registered Notes:

Record date: The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Registered Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

6.	Convening of Meeting: The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified to its satisfaction upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

7.	Notice:

7.1	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents in relation to Bearer Notes, and the Registrar, in relation to Registered Notes (with a copy to the

Issuer) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer and the Trustee; and

7.2	In relation to Bearer Notes:

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that the Bearer Notes may be deposited with, or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting; or

7.3	In relation to Registered Notes:

The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Registered Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

8.	Chairman: An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

9.	Quorum: The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by, in the case of Bearer Notes, the Temporary Global Note and the Permanent Global Note or, in the case of Registered Notes, the Global Note Certificate or a single Individual Note Certificate, in the context of Registered Notes, a Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

10.	Adjournment for want of quorum: If within half an hour after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

11.	Adjourned Meeting: The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

12.	Notice following adjournment: Paragraph 7 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

13.	Participation: The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Issuer and the Trustee;

(c)	the financial advisers of the Issuer and the Trustee;

(d)	the legal counsel to the Issuer and the Trustee and such advisers;

(e)	any other person approved by the Meeting or the Trustee; and

(f)	in relation to Registered Notes, the Registrar, or in relation to Bearer Notes, the Principal Paying Agent.

14.	Show of hands: Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

15.	Poll: A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the

Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

16.	Votes: Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each EUR1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Notes represented or held by him.

Unless the terms of any Block Voting Instruction or Form of Proxy state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

In the case of any Meeting of holders of more than one Series of Notes where not all such Series are in the same currency, the principal amount of such Notes shall for all purposes in this Schedule 4 (whether inter alia in respect of the Meeting or any poll resulting therefrom), be the equivalent in euro translated at the spot rate of a bank nominated by the Trustee for the sale of the relevant currency or currencies for euro on the seventh dealing day prior to such Meeting, or in the case of a written request pursuant to paragraph 6, the date of such request. In such circumstances, on any poll each person present shall have one vote for each Unit of Notes (converted as above) which he holds.

In this paragraph, a “Unit” means the lowest denomination of the Notes as stated in the applicable final terms or in the case of a meeting of Noteholders of more than one Series, shall be the lowest common denominator of the lowest denomination of the Notes.

17.	Validity of Votes by Proxies:

17.1	Any vote by a Proxy in accordance with the relevant Block Voting Instruction in relation to either Bearer or Registered Notes or Form of Proxy in relation to Registered Notes shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting; or

17.2	Unless revoked, any appointment of a Proxy under a Block Voting Instruction or a Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction (or, in relation to Registered Notes, a Form of Proxy) to vote at the Meeting when it is resumed.

18.	Powers: A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of any provisions of this Trust Deed or the Conditions or any arrangement in respect of the obligations of the Issuer under or in respect of the Notes;

(c)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an event of default under the Notes;

(d)	to remove any Trustee;

(e)	to approve the appointment of a new Trustee;

(f)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(g)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(h)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(i)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

19.	Extraordinary Resolution binds all holders: An Extraordinary Resolution shall be binding upon all Noteholders and, in relation to Bearer Notes, Couponholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and, in relation to Bearer Notes, to the Paying Agents and, in relation to Registered Notes, the Registrar with a copy to the Issuer (and the Trustee) within 14 days of the conclusion of the Meeting.

20.	Minutes: Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such

Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

21.	Written Resolution: A Written Resolution shall take effect as if it were an Extraordinary Resolution.

22.	Further regulations: Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

23.	Several Series: The following provisions shall apply where outstanding Notes belong to more than one Series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one Series shall be transacted at a separate Meeting of the holders of the Notes of that Series.

(b)	Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Notes of one such Series and the holders of Notes of any other such Series shall be transacted either at separate Meetings of the holders of the Notes of each such Series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)	Business which in the opinion of the Trustee affects the Notes of more than one Series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such Series and the holders of Notes of any other such Series shall be transacted at separate Meetings of the holders of the Notes of each such Series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant Series and to the holders of such Notes.

(e)	In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

The Issuer
Executed as a deed by	)
UPM-KYMMENE	)
CORPORATION	)
acting by	)
)

/s/ PENTTI ELORANTA	Signature of First Signatory
PENTTI ELORANTA

Name of First Signatory

/s/ ANU TOLVANEN	Signature of Second Signatory
ANU TOLVANEN

Name of Second Signatory

The Trustee
Executed as a deed by	)
CITICORP TRUSTEE	)
COMPANY LIMITED	)

/s/ DAVID MARES	Signature of director
DAVID MARES

Name of director

/s/ JILLIAN HAMBLIN	Signature of director/secretary
JILLIAN HAMBLIN

Name of director/secretary